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_________________________________________________________________

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                           CONSTRUCTION LOAN AGREEMENT

                                     between

                         GREAT ISLAND TRUST PARTNERSHIP

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON

                                December 29, 1994





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________________________________________________________________


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                                TABLE OF CONTENTS

           Section                                                         Page
           -------                                                         ----

Section 1  DEFINITIONS AND RULES OF INTERPRETATION

           Section 1.1.   Definitions.............................
           Section 1.2.   Rules of Interpretation.................

Section 2  AGREEMENT TO MAKE DEVELOPMENT LOAN ADVANCES;
           LIMITATIONS

           Section 2.1    Agreement to Make Advances..............
           Section 2.2.   Project Budget..........................
           Section 2.3.   Amount of Advances......................
           Section 2.4.   Quality of Work.........................
           Section 2.5.   Cost Overruns and Savings...............
           Section 2.6.   Contingency Reserve.....................

Section 3  MAKING THE DEVELOPMENT LOAN ADVANCES

           Draw Request...........................................

Section 4  AGREEMENT TO MAKE RESIDENCES LOAN ADVANCES;
           LIMITATIONS

           Section 4.1    Agreement to Make Advances..............
           Section 4.2.   Project Budget..........................
           Section 4.3.   Amount of Advances......................
           Section 4.4.   Quality of Work.........................
           Section 4.5.   Cost Overruns and Savings...............
           Section 4.6.   Contingency Reserve.....................

Section 5  MAKING THE RESIDENCES LOAN ADVANCES

           Draw Request...........................................

Section 6  GENERAL CONDITIONS OF ALL ADVANCES

           Section 6.1.   Stored Materials........................

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           Section                                                         Page
           -------                                                         ----

           Section 6.2.   Notice and Frequency of Advances .......
           Section 6.3.   Deposit of Funds Advanced...............
           Section 6.4.   Advances to Subcontractors..............
           Section 6.5.   Advances to Title Insurance Company or
                          to Others...............................
           Section 6.6.   Advances Do Not Constitute a Waiver.....

Section 7  THE NOTES; INTEREST; MATURITY AND PREPAYMENT

           Section 7.1.   The Notes................................
           Section 7.2.   The Record...............................
           Section 7.3.   Interest on Advances.....................
           Section 7.4.   Maturity.................................
           Section 7.5.   Prepayment...............................
           Section 7.6.   Mandatory Principal Reductions...........

Section 8  COMMITMENT FEE; PAYMENTS AND COMPUTATIONS; CAPITAL
           ADEQUACY

           Section 8.1.   Commitment Fee...........................
           Section 8.2.   Funds for Payments.......................
           Section 8.3.   Computations.............................
           Section 8.4.   Interest on Overdue Amounts; Late
                          Charges..................................
           Section 8.5.   Capital Adequacy.........................

Section 9  COLLATERAL SECURITY AND GUARANTY........................

Section 10 CERTAIN RIGHTS OF LENDER

           Section 10.1.  Right to Retain the Construction
                          Inspector................................
           Section 10.2.  Right to Obtain Appraisals...............
           Section 10.3.  Charges Against Loan Check Account.......
           Section 10.4.  Partial Release..........................

Section 11 REPRESENTATIONS AND WARRANTIES

           Section 11.1.  Organization; Authority; Etc. ...........
           Section 11.2.  Title to Project and Other Properties....
           Section 11.3.  Financial Statements.....................
           Section 11.4.  No Material Changes, Etc. ...............

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           Section                                                         Page
           -------                                                         ----

           Section 11.5.  Franchises, Patents, Copyrights, Etc.....
           Section 11.6.  Litigation...............................
           Section 11.7.  No Materially Adverse Contracts, Etc. ...
           Section 11.8.  Compliance with other Instruments, Laws,
                          Etc. ....................................
           Section 11.9.  Tax Status...............................
           Section 11.10. No Event of Default......................
           Section 11.11. Investment Company Act...................
           Section 11.12. Absence of Financing Statements, Etc. ...
           Section 11.13. Setoff, Etc. ............................
           Section 11.14. Certain Transactions.....................
           Section 11.15. Employee Benefit Plans; Multiemployer
                          Plans; Guaranteed Pension Plans..........
           Section 11.16. Environmental Compliance.................
           Section 11.17. Subsidiaries.............................
           Section 11.18. General Partners.........................
           Section 11.19. Availability of Utilities................
           Section 11.20. Access...................................
           Section 11.21. Condition of Project.....................
           Section 11.22. Compliance with Requirements.............
           Section 11.23. Project Approvals........................
           Section 11.24. Management Contract......................
           Section 11.25. Other Contracts..........................
           Section 11.26. Real Property Taxes; Special Assessments.
           Section 11.27. Violations...............................
           Section 11.28. Plans and Specifications.................
           Section 11.29. Project Budget...........................
           Section 11.30. Feasibility..............................
           Section 11.31. Effect of Draw Request...................
           Section 11.32. Master Plan Documents....................
           Section 11.33. Development Rights.......................

Section 12 AFFIRMATIVE COVENANTS OF THE BORROWER

           Section 12.1.  Punctual Payment.........................
           Section 12.2.  Commencement, Pursuit and Completion of
                          Construction.............................
           Section 12.3.  Correction of Defects....................
           Section 12.4.  Maintenance of Office....................
           Section 12.5.  Records and Accounts.....................
           Section 12.6.  Financial Statements, Certificates and
                          Information..............................

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           Section                                                         Page
           -------                                                         ----

           Section 12.7.  Notices..................................
           Section 12.8.  Existence; Maintenance of Properties.....
           Section 12.9.  Insurance................................
           Section 12.10. Taxes....................................
           Section 12.11. Inspection of Project, Other Properties
                          and Books................................
           Section 12.12. Compliance with Laws, Contracts,
                          Licenses, and Permits....................
           Section 12.13. Project Approvals........................
           Section 12.14. Use of Proceeds..........................
           Section 12.15. Project Costs............................
           Section 12.16. Insufficiency of Loan Proceeds...........
           Section 12.17. Laborers, Subcontractors and Materialmen.
           Section 12.18. Further Assurance of Title...............
           Section 12.19. Publicity................................
           Section 12.20. Sign Regarding Construction Financing....
           Section 12.21. Further Assurances.......................
           Section 12.22. Interest Rate Protection.................

Section 13 NEGATIVE COVENANTS OF THE BORROWER

           Section 13.1.  Restrictions on Leases...................
           Section 13.2.  Restriction on Change Orders.............
           Section 13.3.  Restrictions on Easements, Covenants and
                          Restrictions.............................
           Section 13.4.  No Amendments, Terminations or Waivers...
           Section 13.5.  Restrictions on Indebtedness.............
           Section 13.6.  Restrictions on Liens, Etc. .............
           Section 13.7.  Restrictions on Investments..............
           Section 13.8.  Merger, Consolidation and Disposition of
                          Assets...................................
           Section 13.9.  Sale and Leaseback.......................
           Section 13.10. Compliance with Environmental Laws.......
           Section 13.11. Distributions............................
           Section 13.12. Loan to Value............................

Section 14 CONDITIONS TO INITIAL ADVANCE

           Section 14.1   Loan Documents...........................
           Section 14.2   Construction Documents...................
           Section 14.3   Subcontracts.............................
           Section 14.4   Other Contracts..........................

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           Section                                                         Page
           -------                                                         ----

           Section 14.5   Certified Copies of Organization
                          Documents................................
           Section 14.6   Resolutions..............................
           Section 14.7   Incumbency Certificate; Authorized
                          Signers..................................
           Section 14.8   Validity of Liens........................
           Section 14.9   Deliveries...............................
           Section 14.10  Construction Inspector Report............
           Section 14.11  Legal Opinions...........................
           Section 14.12  Lien Search..............................
           Section 14.13  Notices..................................
           Section 14.14  Appraisal................................
           Section 14.15  Commitment Fee...........................
           Section 14.16  Performance; No Default..................
           Section 14.17  Representations and Warranties...........
           Section 14.18  Proceedings and Documents................
           Section 14.19  Interest Rate Protection.................

Section 15 CONDITIONS OF SUBSEQUENT ADVANCES

           Section 15.1   Prior Conditions Satisfied...............
           Section 15.2   Performance; No Default..................
           Section 15.3   Representations and Warranties...........
           Section 15.4   No Damage................................
           Section 15.5   Receipt of the Lender....................
           Section 15.6   Release of Retainage.....................

Section 16 EVENTS OF DEFAULT AND REMEDIES

           Section 16.1   Events of Default........................
           Section 16.2   Termination of Commitment and
                          Acceleration.............................
           Section 16.3   Completion of Project....................
           Section 16.4   Other Remedies...........................
           Section 16.5   Distribution of Collateral Proceeds......
           Section 16.6   Power of Attorney........................
           Section 16.7   Waivers..................................

Section 17 SETOFF..................................................

Section 18 EXPENSES................................................

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           Section                                                         Page
           -------                                                         ----

Section 19 INDEMNIFICATION.........................................

Section 20 LIABILITY OF THE LENDER.................................

Section 21 RIGHTS OF THIRD PARTIES.................................

Section 22 SURVIVAL OF COVENANTS, ETC..............................

Section 23 PARTICIPATION; ETC......................................

           Section 23.1.  Participations...........................
           Section 23.2.  Pledge by the Lender.....................
           Section 23.3.  No Assignment by the Borrower............

Section 24 RELATIONSHIP............................................

Section 25 NOTICES.................................................

Section 26 GOVERNING LAW...........................................

Section 27 CONSENT TO JURISDICTION; WAIVERS........................

Section 28 HEADINGS................................................

Section 29 COUNTERPARTS............................................

Section 30 ENTIRE AGREEMENT, ETC...................................

Section 31 CONSENTS, AMENDMENTS, WAIVERS, ETC......................

Section 32 TIME OF ESSENCE.........................................

Section 33 SEVERABILITY............................................

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                                    EXHIBITS
                                    --------


     A -  Construction Schedule
     B -  Disbursement Schedule
     C -  Plans and Specifications
     D -  Project Budget
     E -  Borrower's Requisition for Development Loan Advances
     F -  Manager's Summary
     G -  Intentionally Deleted
     H -  Intentionally Deleted
     I -  Borrower's Requisition for Residences Loan Advances
     J -  Residences Loan Disbursement Schedule

                                        8
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                                    SCHEDULES
                                    ---------


     1.1    -  Exempt Subsidiaries
     10.4   -  Minimum Release Price
     11.6   -  Litigation
     11.14  -  Insider Transactions
     11.16  -  Hazardous Materials
     11.22  -  Project Approvals
     13.5   -  Existing Indebtedness
     13.6   -  Existing Liens
     13.7   -  Existing Investments


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                           CONSTRUCTION LOAN AGREEMENT


     This CONSTRUCTION LOAN AGREEMENT is made as of the 29th day of December, 1994, by and among Great Island Trust Partnership (the "Borrower"), a New Hampshire general partnership having its principal place of business at Wentworth Road, P.O. Box 246, New Castle, New Hampshire 03854 and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Lender").

     Section 1.     DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

     ACCOUNT. Any account or accounts established at the Lender into which proceeds from or funds for the Project including, without limitation, any funds required under Section 12.16 are deposited, which account or accounts shall constitute additional collateral for the Loan.

     ADVANCE. Any disbursement of a Development Loan Advance or a Residences Loan Advance.

     AGREEMENT.  This Agreement, including the SCHEDULES and  EXHIBITS hereto.

     APPRAISAL. An appraisal of the value of the Project, determined on a market value basis, performed by a qualified independent appraiser approved by the Lender.

     APPROVED SALE AGREEMENT. A Sale Agreement with a bona fide third party purchaser, prepared on a standard form approved in advance by the Lender, providing for: (x) a deposit (which shall have been paid) of at least the lesser of: (i) ten (10%) percent of the purchase price, or (ii) Fifty Thousand ($50,000) Dollars which deposit shall be deposited into the Escrow Account, and
(y) a total construction period of no greater than ten (10) months from commencement of construction of the Residence.

     ASSIGNMENT OF LEASES. The Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower

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assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Project, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

     ASSIGNMENT OF PROJECT DOCUMENTS. The Assignment of Project Documents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns and grants a security interest in the Borrower's right, title and interest in and to the Management Contract, the Plans and Specifications and the Project Approvals, such Assignment of Project Documents to be in form and substance satisfactory to the Lender.

     BALANCE SHEET DATE. September 30, 1994 with respect to the Guarantor and the Borrower.

     BORROWER.  As defined in the preamble hereto.

     BORROWER'S ARCHITECT. CBT/ Childs, Bertman, Tseckares & Casendino, Inc. a Massachusetts corporation having a usual place of business at 306 Dartmouth Street, Boston, Massachusetts .

     BORROWER'S MANAGER. WBTS Management Limited Partnership, a Massachusetts limited partnership having a usual place of business at 46 Glenn Avenue, Newton Centre, Massachusetts 02159.

     BORROWER'S REQUISITION.  See Sections 3.1 and 5.1.

     BUSINESS DAY. Any day on which the Lender is open for the transaction of banking business in Boston, Massachusetts.

     CAPITALIZED LEASES. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     CERCLA.  See Section 11.16(a).

     CLOSING DATE. The first date on which the conditions set forth in Section 13 have been satisfied and any Advances are to be made.

     CODE.  The Internal Revenue Code of 1986.

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     COLLATERAL.  All of (a) the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, the Project, and (b) the Guaranty.

     COMMUNITY. The Wentworth By The Sea community created pursuant to the Master Plan Documents.

     COMPLETION DATE. December 29, 1996 as may be extended for the Residences Loan only until December 29, 1997 as set forth herein provided, however, for each Residence under a Sale Agreement, construction must be completed in no greater than ten (10) months from the commencement of construction of such residence.

     CONDOMINIUM. The Ducks Head Condominium created pursuant to a Condominium Declaration of Ducks Head Condominium dated December 16, 1993 recorded in the Rockingham County Registry of Deeds at Book 3026, Page 2651, as amended to date.


     CONSTRUCTION SCHEDULE. The schedule, broken down by job and Major Subcontract of the estimated dates of commencement and completion of construction of the Improvements, prepared by the Construction Manager, approved by the Lender and attached hereto as EXHIBIT A.

     CONSTRUCTION INSPECTOR. Peter Howard Johnson, P.C. or, at the Lender's option, either an officer or employee of the Lender or consulting architects, engineers or inspectors appointed by the Lender from time to time.

     CONTINGENCY RESERVE. The amount(s) allocated as contingency reserve(s) in the Project Budget, to be advanced only in accordance with the provisions of Sections 2.6 or 4.6 hereof.

     DEFAULT. A condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

     DEVELOPMENT LOAN. The Three Million Five Hundred Thousand Dollar ($3,500,000.00) non-revolving facility for the portion of the Project dedicated to the construction and development of twenty (20) lots including two (2) model spec homes, improvements

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to several existing rental properties and final build-out of the Ducks Head
Condominiums  and related amenities.

     DEVELOPMENT LOAN ADVANCE. Any disbursement of the proceeds of the Development Loan made or to be made by the Lender pursuant to the terms of this Agreement.

     DEVELOPMENT LOAN AMOUNT.  $3,500,000.00.

     DEVELOPMENT NOTE. The Note in the principal face amount of the Development Loan Amount, dated or to be dated on or prior to the Closing Date, made by the Borrower to the order of the Lender, such Note to be in form and substance satisfactory to the Lender.

     DEVELOPMENT PROJECT BUDGET. The budget for total estimated Project Costs for the Development Loan, submitted by the Borrower, approved by the Lender and the Construction Inspector, and attached hereto as Exhibit D1, which includes:
(a) a line item cost breakdown for Direct Costs by jobs and subcontracts in excess of $200,000.00; (b) a line item cost breakdown for Indirect Costs; and
(c) a schedule of the sources of funds to pay Project Costs, indicating the portion of the Project Costs to be funded through the Development Loan and Required Equity Funds.

     DEVELOPMENT RIGHTS. Any and all present and future rights of the Borrower to develop, construct, and own units and/ or lots (hereinafter individually and collectively, the "Lots" or "Units") comprising one or more phases (hereinafter, the "Phases") of the Community to be created pursuant to the Master Plan Documents located on the Land including, without limitation, all rights, powers, privileges, licenses, property interests, easements, voting rights, and residence rights reserved by and assigned to the Borrower under the Master Plan Documents (including any and all rights, powers and privileges to amend the Master Plan Documents).

     DEFAULT RATE.  The default rate of interest set forth in the Notes.

     DIRECT COSTS. Mean and include the costs of the Land, the Personal Property, and all labor, materials, fixtures, machinery and equipment required to construct, equip and complete the Improvements in accordance with the Plans and Specifications.

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     DISBURSEMENT SCHEDULE.  The schedule of the amounts of Advances anticipated to be requisitioned by the Borrower each month during the term of the construction of the Improvements (including an itemization of Direct Costs and Indirect Costs to be included in each such requisition), approved by the Lender and attached hereto as EXHIBIT B.

     DISTRIBUTION. The declaration or payment of any distribution of cash or cash flow to the partners of the Borrower; or any other distribution on or in respect of any shares of partnership interests of the Borrower.

     DRAWDOWN DATE.  The date on which any Advance is made or is to be made.

     DRAW REQUEST. With respect to each Advance, the Borrower's Requisition for such Advance, and documents required by this Agreement to be furnished to the Lender as a condition to such Advance.

     EMPLOYEE BENEFIT PLAN.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     ENVIRONMENTAL LAWS.  See Section 11.16.(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ESCROW ACCOUNT. The escrow account established with the Lender into which the Borrower or its agent shall deposit the deposit required under an Approved Sale Agreement.

     EVENT OF DEFAULT.  See Section 16.1.

     EXEMPT SUBSIDIARIES.  See Schedule 1.1.

     EXTRAS. Any Improvements with respect to a particular Residence funded directly by a buyer under an Approved Sales Agreement.

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     EXTRAS ACCOUNT.  The account at the Bank into which the Borrower shall deposit all amounts received by the Borrower from the buyers under Approved Sales Agreements for the construction of the Extras determined to be significant by the Construction Inspector, which Extras Account shall be pledged to the Bank as additional cash collateral for the Obligations.

     FINANCING STATEMENTS. Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Lender.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principals; PROVIDED that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     GOVERNMENTAL AUTHORITY. The United States of America, the State of New Hampshire, any political subdivision thereof, the towns of New Castle, Rye and Portsmouth, New Hampshire, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTOR. The Koll Real Estate Group, Inc. a Delaware corporation having a usual place of business at 4343 Von Karmen Avenue, Newport Beach, California.

     GUARANTY. The Unconditional Guaranty of Payment and Performance, dated or to be dated on or prior to the Closing Date, made by the Guarantor in favor of the Lender, pursuant to which


                                       15
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the Guarantor guaranteed to the Lender the payment and performance of the
Obligations, such Guaranty to be in form and substance satisfactory to the Lender.

     HAZARDOUS MATERIALS.  See Section 11.16.(b).

     HOMEOWNER ASSOCIATION. The Little Harbor Homeowner Association created pursuant to the Declaration of the Little Harbor at Wentworth By The Sea Homeowner Association dated November 8, 1994 recorded in the Rockingham County Registry of Deeds at Book 3078, Page 922.

     IMPROVEMENTS. The construction of twenty (20) lots including two (2) model spec homes, improvements to several existing rental properties, final build-out of the Condominium and the construction of single family residences to be constructed on the Land in accordance with the Plans and Specifications.

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     INDEMNITY AGREEMENT. The Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Lender, pursuant to which the Borrower and the Guarantor agree to indemnify the Lender with respect to Hazardous Materials

                                       16
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and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

     INDIRECT COSTS. Mean and include title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable to the Lender under the Loan, premiums for insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, overhead and administrative costs, and all other expenses which are expenditures relating to the Project and are not Direct Costs.

     INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect to any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LAND. The real property located in the towns of New Castle, Rye and Portsmouth, New Hampshire, and described in Exhibit A to the Security Deed.

     LEASES. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in the Improvements or on the Land by Persons other than the Borrower.

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     LENDER.  The First National Bank of Boston, its successors and assigns.

     LOAN. Collectively, the Development Loan and the Residences Loan which are the subject of this Agreement.

     LOAN CHECKING ACCOUNT.  See Section 6.3.

     LOAN DOCUMENTS. This Agreement, the Development Note, the Residences Note, the Indemnity Agreement and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing or securing the Loan.

     LOTS. See definition of Development Rights.

     MAJOR SUBCONTRACTS. The construction subcontracts between the Borrower and subcontractors with contracts equal to or greater than $200,000.00.

     MANAGEMENT CONTRACT. The contract, dated October 1, 1993, between the Borrower and the Borrower's Manager providing for the construction and management of the Improvements.

     MASTER PLAN ASSOCIATION. The Wentworth By The Sea master plan association created pursuant to the Master Plan Documents.

     MASTER PLAN DOCUMENTS. The Declaration of the Wentworth By The Sea Master Association, Covenants, Conditions and Restrictions dated December 16, 1993 recorded in the Rockingham County Registry of Deeds at Book 3026, Page 2596 as may be amended and all documents, instruments and by laws executed in connection therewith including, without limitation, the documents establishing the Condominium and the Homeowner Association.

     MATURITY DATE. December 29, 1996. However, provided (i) no event is then existing under the terms of the Loan which is, or solely with the passage of time would be, a Default thereunder (notwithstanding that the Lender has not exercised its rights upon Default), (ii) the Borrower pays the Lender an extension fee of Fifteen Thousand ($15,000.00) Dollars (which extension fee shall not be applied to the Loan), (iii) the Borrower provides the Lender with satisfactory evidence that the Borrower is in compliance with the Loan to Value ratio provided in Section 12.12, below, and (iv) the Lender receives written request for an

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extension from the Borrower no earlier than one hundred twenty (120) prior to the Maturity Date and no later than forty-five (45) days prior to the Maturity Date; then the Borrower may extend the Maturity Date for the Residences Loan only, for an additional twelve (12) months until December 29, 1997.

     MODEL SPEC HOMES. The homes constructed by the Borrower to market the Improvements which are not subject to an Approved Sale Agreement.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NOTES.  Collectively the Development Note and the Residences Note.

     OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Notes or other instruments at any time evidencing any thereof.

     OUTSTANDING. With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances, permitted by Section 13.6.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PERSONAL PROPERTY. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Land or the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation or maintenance of the Land or the Improvements or both.

     PHASES.  See definition of Development Rights.

     PLANS AND SPECIFICATIONS. The plans and specifications for the Improvements prepared by the Borrower's Architect and more particularly identified on EXHIBIT C attached hereto.

     PLEDGE AGREEMENT. The Pledge Agreement dated or to be dated on or prior to the Closing Date pursuant to which the Borrower shall pledge the Account and the Escrow Account to the Lender.

     PROJECT.  The Land, Improvements and Personal Property.

     PROJECT APPROVALS. All approvals, consents, waivers, orders, agreements, acknowledgements, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Project, or otherwise necessary or desirable, for the ownership and acquisition of the Land and the Improvements, the construction and equipping of the Improvements, and the use, occupancy and operation of the Project following completion of construction of the Improvements, whether obtained from a Governmental Authority or any other Person.

     PROJECT BUDGET. Collectively, the Development Project Budget and the Residences Project Budget.

     PROJECT COSTS. The sum of all Direct Costs and Indirect Costs that will be incurred by the Borrower in connection with the construction, equipping and completion of the Improvements, the marketing of the Improvements, and the operation and carrying of the Project through the Maturity Date.

     REAL ESTATE. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower or any of its general partners.

     RECORD. The grids attached to the Notes, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loan.

     RELEASE.  See Section 11.16(c)(iii).

     RELEASE PRICE.  See Section 10.4.

     REQUIREMENTS. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of the Project, the construction of the Improvements, or the use, occupancy and operation of the Project following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, condominium development and approvals, fire prevention, health, safety, sanitation, handicapped access, historic preservation and pro-tection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

     REQUIRED EQUITY FUNDS. The amount of $2,200,000.00 which shall be calculated based upon Borrower's expenditures since January 1, 1994 or such greater amount as the Lender shall determine from time to time pursuant to
Section 12.16 hereof. In addition the Borrower shall be required to pay out of its own funds at least ten (10%) percent of the Project Costs reflected in the Residences Project Fund for each Residence.

     RESIDENCE. A single family residence constructed by the Borrower on the Land.

     RESIDENCES LOAN ADVANCE. Any disbursement of the proceeds of the Residences Loan made or to be made by the Lender pursuant to the terms of this Agreement.

     RESIDENCES LOAN AMOUNT. $3,000,000.00 in the aggregate, but not to exceed ninety (90%) percent of total actual Project Costs for each Residence shown on the Residences Project Budget.

     RESIDENCES LOAN DISBURSEMENT SCHEDULE. The schedule of advances under the Residences Loan based on stages of completion of each individual residence annexed hereto as Exhibit "J".

     RESIDENCES NOTE. The Note in the principal face amount of the Residences Loan Amount, dated or to be dated on or prior to the Closing Date, made by the Borrower to the order of the Lender, such Note to be in form and substance satisfactory to the Lender.

     RESIDENCES PROJECT BUDGET. The budget for total estimated Project Costs for the Residences Loan, submitted by the Borrower, approved by the Lender and the Construction Inspector, and attached hereto as EXHIBIT D2, which includes:
(a) a line item cost breakdown for Direct Costs by jobs and Major Subcontracts;
(b) a line item cost breakdown for Indirect Costs; and (c) a schedule of the sources of funds to pay Project Costs, indicating the portion of Project Costs to be funded through the Residences Loan and Required Equity Funds.

     RETAINAGE.  See Section 2.3.

     SALE AGREEMENT. Any executed purchase and sale agreement providing for the sale of any Unit, Lot or Residence.

     SECURITY DEED. The Mortgage and Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower grants a mortgage lien and security interest in and to the Project, such Security Deed to be in form and substance satisfactory to the Lender.

     SECURITY DOCUMENTS. The Security Deed, the Assignment of Project Documents, the Assignment of Leases, the Pledge Agreement, the Financing Statements and the Guaranty, and any other agreement, document or instrument now or hereafter securing the Obligations.

     STORED MATERIALS.  See Section 6.1.

     SUBSIDIARY. Any corporation, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

     SURVEY. An instrument survey of the Land and the Improvements prepared in accordance with the Lender's survey require-ments, such survey to be satisfactory to the Lender in form and substance.

     SURVEYOR CERTIFICATE. With respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Lender or the Title Insurance Company may require, such certificate to be satisfactory to the Lender in form and substance.

     TAKING. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

     TERMINATION DATE. December 29, 1996, as may be extended for Residences Loan only until December 29, 1997 as provided herein or the date of the termination of the Lender's obligations to make Advances pursuant to Section
16.2 hereof, whichever date occurs first.

     TITLE INSURANCE COMPANY. Commonwealth Land Title Insurance Company, a corporation, with a usual place of business at 50 Federal Street, Boston, Massachusetts.

     TITLE POLICY. An ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan insuring the priority of the Security Deed and that the Borrower holds marketable fee simple title to the Project, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain a pending disbursements clause or endorsement and such other endorsements and affirmative insurance as as follows: (a) Pending disbursements clause, (b) acreage endorsement, (c) non interference endorsement,
(d) contiguous property endorsement, (e) condominium endorsement and (f) variable rate endorsement.

     UNITS.  See definition of Development Rights.

     VALUE. The fair market value of the Project as of the date of measurement, determined by reference, to in Lender's discretion, an Appraisal of the Project or Lender's own valuation of the Project.

     VOTING INTEREST. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, partnership, association, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Section 1.2.  RULES OF INTERPRETATION.

          (a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 2.  AGREEMENT TO MAKE DEVELOPMENT LOAN ADVANCES; LIMITATIONS.


     Section 2.1. AGREEMENT TO MAKE ADVANCES. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower may borrow from time to time between the Closing Date and the Termination Date upon submission by the Borrower of a Draw Request in accordance with Section 3.1, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the Development Loan Amount to pay for Project Costs actually incurred by the Borrower and reflected in the Development Project Budget as being funded by the Development Loan. Each Draw Request for an Development Loan Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 14, in the case of the initial Development Loan Advance, Section 15, in the case of all other Development Loan Advances, and Section 15.6, in the case of the Advance of any Retainage withheld pursuant to Section 2.3, have been satisfied on the date of such Draw Request.

     Section 2.2. DEVELOPMENT PROJECT BUDGET. The Development Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lender under this Agreement are to be used. The Lender shall not be required to disburse for any category or line item more than the amount specified therefor in the Development Project Budget, unless Lender approves an amendment thereto which reallocates such costs, which approval shall not be unreasonably withheld, conditioned or delayed as long as no Event of Default has occurred which Event of Default either has not been cured with such cure accepted by Lender or waived by the Lender.

     Section 2.3. AMOUNT OF DEVELOPMENT LOAN ADVANCES. (a) In no event shall the Lender be obligated to advance more than the Development Loan Amount, or, if less, total Project Costs actually incurred by the Borrower less Required Equity Funds. In no event shall any Development Loan Advance for Direct Costs of constructing the Improvements exceed an amount equal to (a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Land or the Improvements prior to the date of the Draw Request for such Development Loan Advance, less (b) retainage in an amount equal to ten percent (10%) of such total value ("Retainage") with respect to any Major Subcontracts or any other subcontracts to the extent that the Borrower is retaining any amounts under such subcontract, equal to the amount withheld by the Borrower, less (c) the total amount of any Development Loan Advances previously made by the Lender for such Direct Costs. Retainage shall be advanced by the Lender to the Borrower upon satisfaction of the conditions set forth in Section 15.6. With respect to any other Direct Costs and all Indirect Costs, in no event shall any Development Loan Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Lender, incurred by the Borrower prior to the date of the Draw Request for such Development Loan Advances, and theretofore paid or to be paid with the proceeds of such Development Loan Advance, less the total amount of any Development Loan Advances previously made by the Lender for such Direct Costs and Indirect Costs.

          (b) Notwithstanding any other provision of this Agreement, the aggregate balance of the Development Loan outstanding at any one time shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00)

          (c) The Borrower shall not construct more than two (2) Model Spec Homes at any one time.

     Section 2.4. QUALITY OF WORK. No Development Loan Advance shall be due unless all work done at the date the Draw Request for such Development Loan Advance is submitted is done in a good and workmanlike manner and without defects which would hinder or delay the use of or any closing or sale with respect to such Improvement, as confirmed by the report of the Construction Inspector.

     Section 2.5. COST OVERRUNS AND SAVINGS. If the Borrower becomes aware of any change in Project Costs which will increase or decrease a category or line item of Project Costs reflected on the Development Project Budget (as the Development Project Budget is revised from time to time and approved by the Lender), the

Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised Development Project Budget, which approval shall not be unreasonably withheld, conditioned or delayed as long as no Event of Default has occurred which Event of Default either has not been cured with such cure accepted by Lender or waived by the Lender. If the revised Development Project Budget indicates an increase in a category or line item of Project Costs, no further Development Loan Advances need be made by the Lender unless and until (a) the revised Development Project Budget so submitted by the Borrower is approved by the Lender, and (b) the Borrower has deposited with the Lender any Required Equity Funds or the Lender has approved a reallocation in the Development Project Budget from a line item in which savings has occurred or a reallocation of the Contingency Reserve. If the revised Development Project Budget indicates a decrease in a category or line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower unless and until (a) the revised Development Project Budget so submitted by the Borrower is approved by the Lender, and (b) in the case of decreases in a category or line item of Direct Costs, the Borrower has furnished the Lender and the Construction Inspector with evidence satisfactory to them that the labor performed and materials supplied in connection with such category or line item of Direct Costs have been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

     Section 2.6. CONTINGENCY RESERVE. The amount allocated as Contingency Reserve in the Project Budget will only be disbursed upon the prior approval of the Lender. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Lender from withholding disbursement of any further portion of Contingency Reserve.

     Section 3.  MAKING THE DEVELOPMENT LOAN ADVANCES.

     DRAW REQUEST. At such time as the Borrower shall desire to obtain a Development Loan Advance, the Borrower shall complete, execute and deliver to the Lender the Borrower's Requisition in the form of EXHIBIT E attached hereto (hereinafter referred to as "Borrower's Requisition"). Each Borrower's Requisition shall be accompanied by:

     (a) If the Borrower's Requisition includes payments for Direct Costs, it shall be accompanied by a completed and itemized Direct Cost Statement in the form of Schedule I of EXHIBIT E attached hereto, executed by the Borrower, to-gether with invoices for all items of Direct Cost covered thereby including copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application;

     (b) A summary in the form of EXHIBIT F summarizing the terms of the Borrower's Requisition executed by the Manager and including a list of all supporting materials for the subject Borrower's Requisition;

     (c)  A certificate of the building inspector, if available;

     (d) If the Borrower's Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost Statement in the form of Schedule II of EXHIBIT E attached hereto, executed by the Borrower, together with invoices for all items of Indirect Costs covered thereby;

     (e) written lien waivers from the such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Draw Request;

     (f) a written request of the Borrower for any necessary changes in the Plans and Specifications, the Development Project Budget, the Disbursement Schedule or the Construction Schedule determined to be significant by the Construction Inspector;

     (g) as requested by the Construction Inspector, copies of all change orders and construction change directives, accompanied by a change order summary prepared by and executed by the Borrower, copies of all subcontracts, and, to the extent requested by the Lender, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to the Lender;

     (h) If the Borrower's Requisition includes payment for Stored Materials, it shall be accompanied by evidence as to the satisfaction of the requirements set forth in Section 6.1;

     (i) A certificate from the Construction Inspector in form and substance reasonably acceptable to the Bank;

     (j) such other information, documentation and certification as the Lender shall reasonably request.

     Section 4.  AGREEMENT TO RESIDENCES LOAN ADVANCES; LIMITATIONS.

     Section 4.1. AGREEMENT TO MAKE RESIDENCES LOAN ADVANCES. (a) Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower may borrow, repay and reborrow from time to time between the Closing Date and the Termination Date upon submission by the Borrower of a Draw Request in accordance with Section 5.1, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the Residences Loan Amount to pay for ninety (90%) percent of the Project Costs for each Residence actually incurred by the Borrower and reflected in the Residences Project Budget as being funded by the Residences Loan. Each Draw Request for a Residences Loan Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
Section 14, in the case of the initial Residences Loan Advance, Section 15, in the case of all other Residences Loan Advances, and Section 15.6, in the case of the Advance of any Retainage withheld pursuant to Section 4.3, have been satisfied on the date of such Draw Request.

          (b) Upon completion of any Extras the Lender shall release amounts deposited in the Extras Account for such Extras to reimburse for the costs of construction of such Extras.

     Section 4.2. RESIDENCES PROJECT BUDGET. The Residences Project Budget reflects, by category and line items, the purposes and the amounts for which funds to be advanced by the Lender under this Agreement are to be used. The Lender shall not be required to disburse for any category or line item more than the amount specified therefor in the Residences Project Budget, unless Lender approves an amendment thereto which reallocates such costs, which approval shall not be unreasonably withheld, conditioned or delayed as long as no Event of Default has occurred which Event of Default either has not been cured with such cure accepted by Lender or waived by the Lender.

     Section 4.3. AMOUNT OF RESIDENCES LOAN ADVANCES. (a) In no event shall the Lender be obligated to advance more than the Residences Loan Amount, or, if less, total Project Costs actually incurred by the Borrower less (i) the proceeds of the Account toward construction of a replacement Model Spec Home and
(ii) Required Equity Funds. In no event shall any Residences Loan Advance for Direct Costs of constructing the Improvements exceed an amount equal to (a) the total value of the labor, materials, fixtures, machinery and equipment completed, approved and incorporated into the Land or the Improvements prior to the date of the Draw Request for such Residences Loan Advance, less (b) Retainage, less (c) the total amount of any Residences Loan Advances previously made by the Lender for such Direct Costs. Retainage shall be advanced by the Lender to the Borrower upon satisfaction of the conditions set forth in Section
15.6. With respect to any other Direct Costs and all Indirect Costs, in no event shall any Residences Loan Advance exceed an amount equal to the amount of such Direct Costs and Indirect Costs approved by the Lender, incurred by the Borrower prior to the date of the Draw Request for such Residences Loan Advances, and theretofore paid or to be paid with the proceeds of such Residences Loan Advance, less the total amount of any Residences Loan Advances previously made by the Lender for such Direct Costs and Indirect Costs.

          (b) The aggregate cost of construction for each Residence shall not exceed $400,000.00.

          (c) On or before requesting an Advance under the Residence Loan for a particular Residence the Borrower shall provide the Lender with satisfactory evidence that the Borrower has already funded the Required Equity Funds for such Residence.

          (d) In no event shall the Borrower submit a Draw Request for any Extras.

     Section 4.4. QUALITY OF WORK. No Residences Loan Advance shall be due unless all work done at the date the Draw Request for such Residences Loan Advance is submitted is done in a good and workmanlike manner and without defects which would hinder or delay the use of or any closing or sale with respect to such

Improvement, as confirmed by the report of the Construction Inspector.

     Section 4.5. COST OVERRUNS AND SAVINGS. If the Borrower becomes aware of any change in Project Costs which will increase by Ten Thousand ($10,000.00) Dollars or more a job or category of Project Costs reflected on the Residences Project Budget (as the Residences Project Budget is revised from time to time and approved by the Lender), the Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its review a revised Residences Project Budget and, to the extent required under an Approved Sale Agreement, a consent to such change by the buyer under such Approved Sale Agreement. If the revised Residences Project Budget indicates an increase in a job or category of Project Costs which the Lender determines that the remaining undisbursed portion of the Loan allocated for such Residence is or will be insufficient to fully complete the Residence, no further Residences Loan Advances need be made by the Lender unless and until (a) the revised Residences Project Budget so submitted by the Borrower is approved by the Lender, and (b) the Borrower has deposited with the Lender any Required Equity Funds or the Lender has approved a reallocation in the Residences Project Budget from a line item in which savings has occurred or a reallocation of Contingency Reserve. If the revised Residences Project Budget indicates a decrease in a category or line item of Project Costs, no reductions in Project Costs will be made or savings reallocated by the Borrower unless and until (a) the revised Residences Project Budget so submitted by the Borrower is approved by the Lender, and (b) in the case of decreases in a category or line item of Direct Costs, the Borrower has furnished the Lender and the Construction Inspector with evidence satisfactory to them that the labor performed and materials supplied in connection with such category or line item of Direct Costs have been satisfactorily completed in accordance with the Plans and Specifications and paid for in full.

     Section 4.6. CONTINGENCY RESERVE. The amount allocated as Contingency Reserve in the Residences Project Budget will only be disbursed upon the prior approval of the Lender. The disbursement of a portion of Contingency Reserve shall in no way prejudice the Lender from withholding disbursement of any further portion of Contingency Reserve.

     Section 5.  MAKING THE RESIDENCES LOAN ADVANCES.

     DRAW REQUEST. At such time as the Borrower shall desire to obtain a Residences Loan Advance, the Borrower shall complete, execute and deliver to the Lender the Borrower's Requisition in the form of EXHIBIT I attached hereto (hereinafter referred to as "Borrower's Requisition"). Each Borrower's Requisition for a Residences Loan Advance shall be accompanied by:

          (a) With respect to the initial Draw Request for a Residences Loan Advance for the construction of each individual Residence, the Borrower shall provide the Lender with an Approved Sales Agreement and satisfactory evidence that the Borrower has expended the Required Equity Funds for such Residence;

          (b) A summary in the form of EXHIBIT F summarizing the terms of the Borrower's Requisition executed by the Manager and including a list of all supporting materials for the subject Borrower's Requisition;

          (c)  A certificate of the building inspector, if available;

          (d) With respect to the initial Draw Request for a Residences Loan Advance for each individual Residence, the Borrower shall provide the Lender with detailed plans and specifications for the building, a line-item cost breakdown for all costs and a corresponding time line, with funds to generally be advanced in accordance with the Residences Loan Disbursement Schedule annexed hereto as Exhibit J;

          (e) If the Borrower's Requisition includes payments for Direct Costs, it shall be accompanied by a completed and itemized Direct Cost Statement in the form of Schedule I of EXHIBIT E attached hereto, executed by the Borrower, together with invoices for all items of Direct Cost covered thereby including copies of requisitions and invoices from subcontractors and materialmen supporting all items of cost covered by such application;

          (f) If the Borrower's Requisition includes payments for Indirect Costs, it shall be accompanied by a completed and itemized Indirect Cost Statement in the form of Schedule

     II of EXHIBIT E attached hereto, executed by the Borrower, together with invoices for all items of Indirect Costs covered thereby;

          (g) written lien waivers from such laborers, subcontractors and materialmen for work done and materials supplied by them which were paid for pursuant to the next preceding Draw Request;

          (h) a written request of the Borrower for any necessary changes in the Plans and Specifications, the Residences Project Budget, the Disbursement Schedule or the Construction Schedule determined to be significant by the Construction Inspector;

          (i) as requested by the Construction Inspector, copies of all change orders and construction change directives, accompanied by a change order summary prepared by and executed by the Borrower, copies of all subcontracts, and, to the extent requested by the Lender, of all inspection or test reports and other documents relating to the construction of the Improvements, not previously delivered to the Lender;

          (j) If the Borrower's Requisition includes payment for Stored Materials, it shall be accompanied by evidence as to the satisfaction of the requirements set forth in Section 6.1;

          (k) such other information, documentation and certification as the Lender shall reasonably request.

     Section 6.  GENERAL CONDITIONS OF ALL ADVANCES

     Section 6.1. STORED MATERIALS. The Lender shall not be required to disburse any funds for any materials, furnishings, fixtures, machinery or equipment not yet incorporated into the Land or Improvements ("Stored Materials"). Any disbursement for the cost of Stored Materials shall be subject to retainage in an amount equal to ten percent (10%) and shall be contingent upon the Lender receiving satisfactory evidence that:

          (a) the Stored Materials are fully fabricated components in a form ready for incorporation into the

     Land or the Improvements and shall be so incorporated within a period of 15 days;

          (b) the Stored Materials are stored at the Land, in a bonded warehouse, at a site controlled by the Borrower, or at such other site as the Lender shall approve, and are protected against theft and damage;

          (c) the Stored Materials have been reviewed and approved by the Construction Inspector;

          (d) the Stored Materials have been paid for in full or will be paid for with the funds to be disbursed and all lien rights and claims of the supplier have been released or will be released upon payment with disbursed funds and title therein shall be, or will be upon payment with disbursed funds, in the Borrower;

          (e) the Lender has or will have upon payment with disbursed funds a perfected, first priority security interest in the Stored Materials with appropriate agreements as to the Lender's rights therein if stored at any location other than at the Land;

          (f) the Stored Materials are insured for an amount equal to their replacement cost; and

          (g) the Stored Materials arise solely out of costs to be incurred in connection with Approved Sales Agreements.

     Section 6.2. NOTICE AND FREQUENCY OF ADVANCES. Each Draw Request shall be submitted to the Lender at least seven (7) Business Days prior to the date of the requested Loan Advance, and no more frequently than once each month.

     Section 6.3. DEPOSIT OF FUNDS ADVANCED. The Borrower shall open and maintain a non-interest bearing loan checking account with the Lender (the "Loan Checking Account"). Except as otherwise provided for in Sections 6.4 and 6.5 hereof, the Lender shall deposit the proceeds of each Advance into the Loan Checking Account.

     Section 6.4. ADVANCES TO SUBCONTRACTORS / SUPPLIERS. At its option, the Lender may make any or all Advances for Direct Costs incurred under a subcontract directly to a subcontractor or supplier for deposit in an appropriately designated special bank account, and the execution of this Agreement by the Borrower shall, and hereby does, con-stitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct advances to the Construction Manager and all such advances shall satisfy PRO TANTO the obligations of the Lender hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower.

     Section 6.5. ADVANCES TO TITLE INSURANCE COMPANY OR TO OTHERS. At its option, the Lender may make any or all Advances through the Title Insurance Company and any portion of the Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement. At its option, after the occurrence of an Event of Default which is then continuing, the Lender may make Advances of portions of the proceeds of the Loan to any Person to whom the Lender in good faith determines payment is due and any portion of the Loan so disbursed by the Lender shall be deemed disbursed as of the date on which the Lender makes such disbursement. The execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable authorization so to advance the proceeds of the Loan. No further authorization from the Borrower shall be necessary to warrant such direct Advances and all such Advances shall satisfy PRO TANTO the obligations of the Lender hereunder and shall be secured by the Security Deed and the other Security Documents as fully as if made directly to the Borrower.

     Section 6.6. ADVANCES DO NOT CONSTITUTE A WAIVER. No Advance made by the Lender shall constitute a waiver of any of the conditions to the Lender's obligation to make further Advances nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

     Section 7.  THE NOTES; INTEREST; MATURITY AND PREPAYMENT.

     Section 7.1.  THE NOTES.

     The obligation of the Borrower to pay the Loan or, if less, the aggregate unpaid principal amount of all Advances made by the Lender under the Loans plus accrued interest thereon, shall be evidenced by the Notes. In the event that either of the Notes is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the lost Note. The Notes shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Loan made under this Agreement.

     Section 7.2. THE RECORD. (a) The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of the Drawdown Date of any Advance or at the time of receipt of any payment of the principal of the Notes, an appropriate notation on the Lender's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on the Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to make payments of principal or interest on the Notes when due.

          (b) The making of loans, advances, and credits by the Lender in excess of the Residences Loan Amount is for the benefit of the Borrower hereunder and made at the Lender's sole discretion; such loans shall constitute an Advance and shall be repayable with interest as provided in the Residences Note. The making of any such loans, credits and advances in excess of the Residences Loan Amount on any one occasion shall not obligate the Lender to make any such loans, credits, or advances on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

     Section 7.3. INTEREST ON ADVANCES. Each Advance shall bear interest for the period commencing on the Drawdown Date of such Advance until paid in full at the rate or rates set forth in the Notes. The Borrower promises to pay interest on each Advance in the manner and at the time set forth in the Notes.

     Section 7.4. MATURITY. The Borrower promises to pay to the Lender on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loan Advances outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 7.5. PREPAYMENT. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Advances prior to the Maturity Date, as a whole or in part, subject to the terms and conditions set forth in the Notes. No amount prepaid by the Borrower under the Development Loan may be reborrowed.

     Section 7.6. MANDATORY PRINCIPAL REDUCTIONS. The outstanding balance due under the Development Loan shall be reduced by the following amounts by the dates specified below:

          (i)  June 30, 1995       -    $600,000.00

          (ii) September 30, 1995  -    $1,000,000.00 (inclusive of amounts paid
                                        under (i) above)

          (iii) June 30, 1996      -    $1,800,000.00 (inclusive of amounts paid
                                        under (i) and (ii) above)

     Section 8.  COMMITMENT FEE; PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY.

     Section 8.1. COMMITMENT FEE. The Borrower agrees to pay to the Lender on the Closing Date a commitment fee in the amount of $63,000.00, $31,500.00 of which has been previously paid to Lender.

     Section 8.2.  FUNDS FOR PAYMENTS.

          (a) All payments of principal, interest, fees and any other amounts due under the Notes or under any of the other Loan Document shall be made to the Lender at its head office at 100 Federal Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area that the Lender may from time to time designate, in each case not later than 3:00 p.m. (Boston time) on the date when due in immediately available funds in lawful money of the United States.

          (b) All payments by the Borrower under the Notes and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it under the Notes or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable under the Notes or under such other Loan Document, such additional amount as shall be necessary to enable the Lender to receive the same amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under the Notes or under such other Loan Document.

     Section 8.3. COMPUTATIONS. All computations of interest on the Loan shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the Notes, whenever a payment thereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the Record from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Lender to the contrary.

     Section 8.4. INTEREST ON OVERDUE AMOUNTS/LATE CHARGES. Overdue principal and (to the extent permitted by applicable law) interest on the Loan and all other overdue amounts payable under the Notes or under any or the other Loan Documents shall bear interest payable on demand at the Default Rate until such amount shall be paid in full (whether before or after judgment). In addition, the Borrower shall pay to the Lender a late charge equal to three (3%) percent of any amount of principal and/or interest which is not paid within ten (10) days of the date when due.

     Section 8.5. CAPITAL ADEQUACY. If the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies, or any change therein or in the interpretation or administration thereof of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Lender's commitment to make Advances under this Agreement which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance by any amount deemed by the Lender to be material: (a) the Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (b) the Borrower shall pay to the Lender as an additional fee from time to time within ten (10) days after written demand such amount as the Lender certifies to be the amount that will compensate it for such reduction. A certificate of the Lender claiming compensation under this Section 8.5 shall be presumed conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

     Section 9. COLLATERAL SECURITY AND GUARANTY. The Obligations shall be secured by a perfected first priority mortgage lien and security in the Collateral, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty.

     Section 10.  CERTAIN RIGHTS OF LENDER.

     Section 10.1. RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR. The Lender shall have the right to retain, at the Borrower's cost and expense, the Construction Inspector to perform the following services on behalf of the
Lender:

           (a) to review and advise the Lender whether in the opinion of the Construction Inspector, the Project Budget accurately reflects all Project Costs;

           (b) to review and advise the Lender whether, in the opinion of the Construction Inspector, the Plans and Specifications are satisfactory for the intended purposes thereof;

           (c) to make periodic inspections (approximately at the date of each Draw Request) for the purpose of assuring that construction of the Improvements to date is in accordance with the Plans and Specifications and to approve the Borrower's then current Draw Request as being consistent with the Project Budget and the Borrower's obligations under this Agreement, and to advise the Lender of the anticipated cost of and time for completion of construction of the Improvements and the adequacy of the undisbursed portion of the Loan to complete the Project;

           (d) to review and advise the Lender on any proposed change orders or construction change directives;

           (e) to review the subcontracts, for the purpose of providing the Lender with an opinion as to the cost of construction to be incurred to complete the Project, and also for the purpose of assuring that all such subcontracts deal adequately with and are for work required by the Plans and Specifications to be performed;

           (f) to review environmental site assessment reports (to the extent that they impact the construction of the Improvements), permits and approvals, flood plain and wetland requirements; and

           (g) any and all other information necessary for the Construction Inspector to advise the Lender as to compliance of the Project with the Requirements and Loan Documents.

The fees of the Construction Inspector shall be paid by the Borrower forthwith within the earlier of (i) ten (10) days after billing therefor or (ii) the next succeeding Borrower's Requisition and expenses incurred by the Lender on account thereof shall be reimbursed to the Lender forthwith upon request therefor, but neither the Lender nor the Construction Inspector shall have any liability to the Borrower on account of (i) the services performed by the Construction Inspector, (ii) any neglect or failure on the part of the Con-struction Inspector to properly perform its services, or (iii) any approval by the Construction Inspector of construction of the Improvements. Neither the Lender nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of the Improvements or the absence therefrom of defects.

     Section 10.2. RIGHT TO OBTAIN APPRAISALS. The Lender shall have the right to obtain from time to time, at the Borrower's cost and expense, updated Appraisals of the Project, PROVIDED that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal during any twelve (12) month period. The costs and expenses incurred by the Lender in obtaining such Appraisals shall be paid by the Borrower forthwith within ten (10) days after billing or request by the Lender for reimbursement therefor. The Borrower shall cooperate fully with the Lender in obtaining such Appraisals.

     Section 10.3. CHARGES AGAINST LOAN CHECKING ACCOUNT. The Lender shall have the right, and the Borrower hereby irrevocably authorizes the Lender, to charge any account of the Borrower with the Lender, including the Loan Checking Account, without the further approval of the Borrower, for (i) any installment of interest or principal due under the Notes, (ii) any reasonable costs or expenses incurred by the Lender which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan Documents (including, without limiting the generality of the foregoing, all reasonable Construction Inspector, reasonable Appraisal and reasonable attorney's fees) or
(iii) any other sums due to the Lender under the Notes, this Agreement or any of the other Loan Documents, all to the extent that the same are not paid by the respective due dates thereof. The Borrower shall at all times maintain and keep collected balances in the Loan Checking Account sufficient to satisfy the foregoing obligations on the respective due dates thereof.

     Section 10.4. PARTIAL RELEASE. Upon the request of the Borrower, the Lender shall release the Lots, Residences and Model Spec Homes upon payment to the Lender of an amount equal to the greater of (a) ninety (90%) percent of the difference between (i) the gross sales price and (ii) the aggregate of (A) the actual cost of any extras prepaid by a buyer under an Approved Sale Agreement which is reflected in the gross sales price and (B) any landscape credit provided under an Approved Sale Agreement and not previously the subject of a Draw Request but in any event not to exceed $35,000.00 for interior lots or $45,000 for waterview lots, or (b) the minimum release price annexed hereto as SCHEDULE 10.4, provided, however, such agreement shall be conditioned upon (x) said sale being in accordance with an Approved Sale Agreement and (y) there existing at the time of such request no event which is or solely with the passage of time, or giving of notice, (or both) would be a Default under Sections 16.1(a), (b), (c), (r) or (s) hereunder. Notwithstanding anything to the contrary contained herein, provided no event has occurred which is or solely with the passage of time, or giving of notice,(or both) would be a Default: (i) the proceeds from the sale of either of the two Model Spec Homes will be deposited into the Account and will be redisbursed for the completion of a replacement spec home in accordance with the terms hereof or used to prepay the Loan; (ii) the proceeds from the sale of any or all of the Condominium or the existing rental properties shall be applied first to the outstanding balance under the Development Loan and then to the outstanding balance under the Residences Loan; and (iii) the proceeds from the sale of any or all of the Homeowners Association shall be applied first to the outstanding balance under the Residences Loan and then to the outstanding balance under the Development Loan.

     Section 11. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

     Section 11.1.  ORGANIZATION; AUTHORITY, ETC.

          (a) ORGANIZATION; GOOD STANDING. The Borrower is a New Hampshire general partnership duly organized pursuant to an agreement of General Partnership dated June 30, 1993 and is validly existing and in good standing under the laws of the State of New Hampshire. The Guarantor is a corporation duly organized pursuant to a Certificate of Incorporation and is validly existing and in good standing under the laws of the State of Delaware. Each of the general partners of the Borrower is a corporation duly organized pursuant to Certificates of Incorporation dated November 5, 1987 and July 10, 1992 and is validly existing and in good standing under the laws of the State of Delaware. Each of the Borrower and its general partners and the Guarantor (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on its business, assets or financial condition.

          (b) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any of its general partners or the Guarantor is or is to become a party and the transaction contemplated hereby and thereby (i) are within the authority of such Person,
(ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (iv) do not conflict with any provision of the partnership agreement, Certificate of Incorporation or By-Laws of, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Deed, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

          (c) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower or any of its general partners or the Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 11.2.  TITLE TO PROJECT AND OTHER PROPERTIES.

          (a) Except for the Permitted Liens, the Borrower holds good clear record and marketable fee simple absolute title to the Land and the Improvements, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances.

          (b) The Borrower own all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 11.3.  FINANCIAL STATEMENTS.  There has been furnished to the
Lender: (i) a balance sheet and statement of income of the Borrower prepared by the controller of the Borrower, and (ii) the balance sheet of the Guarantor as at the Balance Sheet Date, a statement of income for the fiscal year then ended, certified by Deloitte and Touche and projected cash flow statements for 1994, 1995 and 1996 as certified by the chief financial officer of the Guarantor.
Such balance sheet, statement of income and cash flow statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Guarantor as at the close of business on the date thereof and the results of operations for the fiscal year then ended. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower, the Guarantor or any of its Subsidiaries known to the officers of the Borrower, the Guarantor or any of its Subsidiaries which are not disclosed in said balance sheet and the related notes thereto other than the Obligations.

     Section 11.4. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or business of the Borrower, the Guarantor or its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and the Guarantor as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrower, the Guarantor or any of its Subsidiaries. Since the Balance Sheet Date, the Borrower and the Guarantor have not made any Distributions.

     Section 11.5. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its general partners possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

     Section 11.6. LITIGATION. Except for the Abex Tax litigation and litigation disclosed on SCHEDULE 11.6 attached hereto and incorporated by reference herein, and litigation which is not likely to result in an adverse judgment against the Guarantor in excess of $500,000.00, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its general partners or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will materially adversely affect the ability of the Borrower or the Guarantor to construct, use and occupy the Improvements or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

     Section 11.7. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its general partners is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its general partners. Neither the Borrower nor any of its general partners is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its general partners.

     Section 11.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its general partners is in violation of any provision of its organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its general partners.

     Section 11.9. TAX STATUS. The Borrower and its general partners (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the period to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     Section 11.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred.

     Section 11.11. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its general partners is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 11.12. ABSENCE OF FINANCING STATEMENTS, ETC. There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral or (b) any other assets or property of the Borrower [or any of its Subsidiaries] or any rights relating thereto, except with respect to Permitted Liens.

     Section 11.13. SETOFF, ETC. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

     Section 11.14.  CERTAIN TRANSACTIONS.  Except as set forth on SCHEDULE
9.14 hereto, none of the officers, trustees, directors, partners or employees of the Borrower or any of its general partners is presently a party to any transaction with the Borrower or any of its general partners (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director, partner or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, partner, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 11.15. EMPLOYEE BENEFIT PLANS; MULTIEMPLOYER PLANS; GUARANTEED PENSION PLANS. Except as disclosed in the Guarantor's financial statements delivered to Lender, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

     Section 11.16. ENVIRONMENTAL COMPLIANCE. Except as disclosed to the Lender in the environmental site assessment report furnished to the Lender by the Borrower in connection with the Loan, the Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations and warranties.

          (a) To the best of Borrower's knowledge, none of the Borrower, its general partners or any operator of the Real Estate, or any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation per-taining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation involves the Land or would have a material adverse effect on the environment or the value of the Collateral or financial condition of the Borrower or any of its general partners.

          (b) Neither the Borrower nor any of its general partners has received notice from any third party including, without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its general partners conduct a remedial investigation, removal or other response action pursuant to any Environmental Laws; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

          (c) Except as set forth on SCHEDULE 11.16 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for

Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its general partners or the operators of their properties, no Hazardous Materials have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws material to the Real Estate, as determined by Lender in its sole reasonable discretion; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws material to the Real Estate, as determined by Lender in its sole reasonable discretion.

          (d) None of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

     Section 11.17.  SUBSIDIARIES.  The Borrower has no Subsidiaries.

     Section 11.18. (a) GENERAL PARTNERS. Wentworth Holdings, Inc. and NC Holding Company, Inc. are and shall continue to be the only general partners of the Borrower.

               (b) The shareholders of the general partners are and shall continue to be the Guarantor.

     Section 11.19. AVAILABILITY OF UTILITIES. All utility services necessary and sufficient for the construction, development and operation of the Project for its intended purposes are presently available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by the Lender, with respect to which the Security Deed creates a valid and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

     Section 11.20. ACCESS. The rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority, or are qualified and approved private roads, and all such roads shall have been completed, or all necessary steps have been taken by the Borrower and such Governmental Authority to assure the complete construction and installation thereof prior to the date upon which access to the Project via such roads will be necessary. All curb cuts, driveways and traffic signals shown on the Plans and Specifications are existing or have been fully approved by the appropriate Governmental Authority.

     Section 11.21. CONDITION OF PROJECT. Neither the Project nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

     Section 11.22. COMPLIANCE WITH REQUIREMENTS. The Plans and Specifications and construction of the Improvements pursuant thereto and the use and occupancy of the Project contemplated thereby comply with all Requirements.

     Section 11.23. PROJECT APPROVALS. Except as set forth on SCHEDULE 11.22(A) hereto, the Borrower has obtained all Project Approvals. All Project Approvals obtained by the Borrower are listed and described on SCHEDULE 11.22(B) hereto, have been validly issued and are in full force and effect. The Borrower has no reason to believe that any of the Project Approvals not heretofore obtained by the Borrower will not be obtained by the Borrower in the ordinary course following completion of the construction of the Improvements in accordance with the Plans and Specifications. No Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the

Project, including any transfer pursuant to foreclosure sale under the Security Deed.

     Section 11.24. MANAGEMENT CONTRACT. The Management Contract is in full force and effect and both the Borrower and to the Borrower's knowledge the Borrower's Manager are in full compliance with their respective obligations under the Management Contract. The work to be performed by the Borrower's Manager under the Management Contract is the work called for by the Plans and Specifications, and all work required to complete the Improvements in accordance with the Plans and Specifications is provided for under the Management Contract.

     Section 11.25. OTHER CONTRACTS. The Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Project.

     Section 11.26. REAL PROPERTY TAXES; SPECIAL ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Lender true and correct copies of real estate tax bills for the Project for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Project. There are no betterment assessments or other special assessments presently pending with respect to any part of the Project, and the Borrower has received no notice of any such special assessment being contemplated.

     Section 11.27. VIOLATIONS. The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

     Section 11.28. PLANS AND SPECIFICATIONS. The Borrower has furnished the Lender with true and complete sets of the Plans and Specifications. The Plans and Specifications so furnished to the Lender comply with all Requirements, all Project Approvals, and all restrictions, covenants and easements affecting the Project, and have been approved by such Governmental Authority as is required for construction of the Improvements.

     Section 11.29. PROJECT BUDGET. The Project Budget accurately reflects all Project Costs.

     Section 11.30. FEASIBILITY. Each of the Construction Schedule and the Disbursement Schedule is realistic and feasible, and is accurate to date.

     Section 11.31. EFFECT OF DRAW REQUEST. Each Draw Request submitted to the Lender as provided in Section 3.1 and Section 5.1 hereof shall constitute an affirmation that the representations and warranties contained in Section 11 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof; and unless the Lender is notified to the contrary, in writing, prior to the Drawdown Date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the Drawdown Date.

     Section 11.32. MASTER PLAN DOCUMENTS. Each of the Master Plan Documents remain in full force and effect, the Borrower is in full compliance with each and every covenant, restriction, agreement and provision of the Master Plan Documents; the Master Plan Documents and the Improvements contemplated by the Loan Documents have received all approvals including, without limitation, approval from the New Hampshire Attorney General; the establishment of the Loan and the obligations undertaken by the Borrower pursuant to this Agreement do not and will not violate any term or condition of the Master Plan Documents; and the Master Plan Documents allow for the development, construction and completion by the Borrower of the Project.

     Section 11.33. DEVELOPMENT RIGHTS. The Borrower owns all right, title and interest in and to the Development Rights and the Development Rights possessed by the Borrower give the Borrower all right, title, power and privilege necessary and appropriate to develop and construct the Project.

     Section 12. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

     Section 12.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Notes, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Notes, this Agreement and such other Loan Documents.

     Section 12.2. COMMENCEMENT, PURSUIT AND COMPLETION OF CONSTRUCTION. The Borrower commenced construction of the Improvements under the Development Loan prior to the Closing Date, will diligently pursue construction of the Improvements in accordance with the Construction Schedule, and will complete construction of the Improvements prior to the Completion Date, all in accordance with the Plans and Specifications, in full compliance with all restrictions, covenants and easements affecting the Project, all Requirements, and all Project Approvals, and with all terms and conditions of the Loan Documents, without deviation from the Plans and Specifications unless the Borrower obtains the prior approval of the Lender which approval shall not be unreasonably withheld, conditioned or delayed prior to the occurrence of an Event of Default which Event of Default has not either been cured with such cure accepted by the Lender of waived by the Lender. The Borrower will pay all sums and perform all such acts as may be necessary or appropriate to complete such construction of the Improvements in accordance with the Plans and Specifications and in full compliance with all restrictions, covenants and easements affecting the Project, all Requirements and all Project Approvals, and with all terms and conditions of the Loan Documents, all of which shall be accomplished on or before the Completion Date, free from any liens, claims or assessments (actual or contingent) asserted against the Project for any material, labor or other items furnished in connection therewith. The Borrower will furnish evidence of satisfactory compliance with this Section 12.2 to the Lender on or before the Completion Date.

     Section 12.3. CORRECTION OF DEFECTS. The Borrower will promptly correct or cause to be corrected all defects in the Improvements or any departure from the Plans and Specifications not previously approved by the Lender determined to be significant by the Construction Inspector. The Borrower agrees that any Advance made by the Lender, whether before or after such defects or departures from the Plans and Specifications are discovered by, or brought to the attention of, the Lender, shall not constitute a waiver of the Lender's right to require compliance with this Section 12.3.

     Section 12.4. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in New Castle, New Hampshire, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 12.5. RECORDS AND ACCOUNTS. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

     Section 12.6. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Lender:

          (a) as soon as practicable, but in any event not later than one hundred and five (105) days after the end of each fiscal year of the Borrower, unaudited for the Borrower and the audited consolidating balance sheet of the Guarantor and the Guarantor's Subsidiaries at the end of such year, and the related audited consolidating statement of operations, statement of cash flows, schedule of asset sales, agreements and dispositions for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche or by another independent certified public accountant acceptable to the Lender together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under this Agreement, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Bank for failure to obtain knowledge of any Default of Event of Default;

          (b) as soon as practicable, but in any event not later than (i) forty five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of an internally prepared balance sheet of the Borrower and (ii) sixty (60) days after the end of each of the first three
     (3) fiscal quarters of the Guarantor copies of the unaudited consolidated balance sheet and form 10Q of the Guarantor and the Guarantor's Subsidiaries as at the end of such quarter, and the related unaudited consolidated statement of operations, statement of cash flows, schedule of asset sales, agreements and dispositions for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower showing compliance with all financial covenants hereunder and certifying that the information contained in such financial statements fairly presents the financial position of the Borrower, the Guarantor and the Guarantor's Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Borrower, the Guarantor and the Guarantor's Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower, the Guarantor and the Guarantor's Subsidiaries for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Borrower;

          (d) Semiannually, on or before July 31 for the six months ending June 30 and January 31 for the six months ending December 31, a statement of operations and comparative statement of cash flows, in the form previously provided to the Lender in the Borrower's loan request and business plan dated February 4, 1994.

          (e) with each Draw Request or if there is no Draw Request during a particular month, monthly within ten (10) days after the end of each calen-dar month, a sales activity report including copies of all signed purchase and sale agreements executed during the subject month as of the end of such month;

          (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Guarantor; and

          (g) from time to time such other financial data and information (including accountants' management letters) as the Lender may reasonably request.

     Section 12.7.  NOTICES.

               (a) DEFAULTS. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its general partners is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or such general partner, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

               (b) ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Lender (i) of any violation of any Environmental Law that the Borrower or any of its general partners reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Project or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or such general partner or the Lender's liens or security interests pursuant to the Security Documents.

               (c) NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

               (d) NOTICE OF NONPAYMENT. The Borrower will immediately notify the Lender in writing if the Borrower receives any notice, whether oral or written, from any laborer, subcontractor or materialman to the effect that such laborer, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements.

               (e) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower and the Guarantor will, and will cause each of their Subsidiaries to, give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceeding threatened in writing or any pending litigation, proceedings affecting the Project or affecting the Borrower, any of its general partners, the Guarantor or any of its Subsidiaries or to which the Borrower or any of its general partners is or is to become a party involving an uninsured claim in excess of $500,000.00 with respect to the Guarantor or any of its Subsidiaries or any amount with respect to the Borrower or any of its general partners, or any defaults or events of default with respect to loan obligations of the Borrowers, any of its general partners, the Guarantor or any of its subsidiaries that could reasonably be expected to have a adverse effect on the Borrower or any of its general partners and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, (i) against the Borrower or any of its general partners in any amount or (ii) against the Guarantor or its Subsidiaries in an amount in excess of $500,000.00.

     Section 12.8. EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a New Hampshire general partnership. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business or the business of its general partners to the maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

     Section 12.9.  INSURANCE.

               (a) The Borrower will obtain and maintain insurance with respect to the Project as required by the Security Deed. The Borrower will maintain with respect to its other properties and business, and will cause each of its general partners to maintain with respect to their properties and businesses, insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

               (b) The Borrower will require each subcontractor to obtain and maintain at all times during the construction of the Improvements the insurance required by the Manager's Contract and such other insurance as may be reasonably required by the Lender (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor's equipment floater insurance, workmen's compensation insurance and employer liability insurance), all such insurance to be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Lender which approval shall not be unreasonably withheld, conditioned or delayed, and to contain the written agreement of the insurer to give the Lender thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration. The Borrower will provide or will cause the Manager to provide the Lender with certificates evidencing such insurance upon the request of the Lender.

               (c) The Borrower will require the Borrower's Architect any other architect, engineer or design professional providing design or engineering services in connection with the construction of the Improvements to obtain and maintain professional liability insurance covering any claims asserted with respect to the Project for a period of not less than five (5) years after the date of completion of the Improvements, such insurance to be in such amounts and form, to include such coverages and endorsements, and to be issued by such insurers as shall be approved by the Lender which approval shall not be unreasonably withheld, conditioned or delayed, and to contain the written agreement of the insurer to give the Lender thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration. The Borrower will provide or will cause the Borrower's Architect or such other design professional to provide the Lender with certificates evidencing such insurance upon the request of the Lender.

     Section 12.10.  TAXES.

               (a) The Borrower will pay all taxes, assessments and other governmental charges imposed upon it with respect to the Project or imposed upon the Project at the time and in the manner required by the Security Deed. The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Project or any part thereof or might affect the priority of the lien created by the Security Deed with respect to any Advance made or to be made by the Lender under this Agreement.

               (b) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim with respect to properties other than the Project need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower will pay all such taxes, as-sessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     Section 12.11.  INSPECTION OF PROJECT, OTHER PROPERTIES AND BOOKS.

               (a) The Borrower shall permit the Lender and the Construction Inspector, at the Borrower's reasonable expense, to visit and inspect the Project and all materials to be used in the construction thereof and will cooperate with the Lender and the Construction Inspector during such inspections (including making available working drawings of the Plans and Specifications); PROVIDED that this provision shall not be deemed to impose on the Lender or the Construction Inspector any obligation to undertake such inspections.

               (b) The Borrower shall permit the Lender at the Borrower's reasonable expense to visit and inspect any of the other properties of the Borrower to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request; PROVIDED that the Borrower shall only be obligated to pay the expenses associated with one such investigation during any twelve (12) month period.

     Section 12.12.  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.
The Borrower will comply with, and will cause each of its general partners to comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its partnership agreement and other charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of the Borrower, the Architect's Contract, the Manager's Contract, and all restrictions, covenants and easements affecting the Project, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower, all Project Approvals.

     Section 12.13. PROJECT APPROVALS. The Borrower will promptly obtain all Project Approvals not heretofore obtained by the Borrower (including those listed and described on SCHEDULE 11.23(a) hereto and any other Project Approvals which may hereafter become required, necessary or desirable) and will furnish the Lender with evidence that the Borrower has obtained such Project Approvals promptly upon its request. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to construct the Improvements and to use, occupy and operate the Project following the completion of the construction of the Improvements. The Borrower will also promptly obtain all utility installations and connections required for the operation and servicing of the Project for its intended purposes, and will furnish the Lender with evidence thereof. The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time, including all Project Approvals listed and described on SCHEDULES 11.23(a) and 11.23(b) hereto.

     Section 12.14. USE OF PROCEEDS. The Borrower will use the proceeds of the Loan solely for the purpose of paying for Project Costs in accordance with the Project Budget.

     Section 12.15. PROJECT COSTS. The Borrower will pay all Project Costs in excess of the Loan Amount, regardless of the amount.

     Section 12.16. INSUFFICIENCY OF LOAN PROCEEDS. The Borrower will deposit funds with the Lender as follows: If at any time while the Loan is outstanding or the Lender has any obligation to make Advances hereunder, the Lender shall in its reasonable discretion determine that the remaining undisbursed portion of the Loan, together with the undisbursed balance of Required Equity Funds, the amount of any savings and Contingency Reserve reallocated with the prior approval of the Lender as provided herein, and any other sums previously deposited by the Borrower with the Lender in connection with the Loan, is or will be insufficient to fully complete and equip the Improvements in accordance with the Plans and Specifications, to operate and carry the Project after completion of the Improvements until payment in full of the Loan by the Borrower, to pay all other Project Costs, to pay all interest accrued or to accrue on the Loan during the term of the

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Loan from and after the date hereof, and to pay all other sums due or to become due under the Loan Documents (or as to any budget category or line item), regardless of how such condition may be caused, the Borrower will, within seven
(7) days after written notice of such determination from the Lender, deposit with the Lender such sums of money in cash as the Lender may require, in an amount sufficient to remedy the condition described in such notice, and sufficient to pay any liens for labor and materials alleged to be due and payable at the time in connection with the Improvements, and, at the Lender's option, no further Advances of the Loan shall be made by the Lender until the provisions of this Section 12.16 have been fully complied with. All such deposited sums shall stand as additional security for the Obligations and shall be disbursed by the Lender in the same manner as Advances under this Agreement before any further Advances of the Loan proceeds shall be made. Any funds so deposited shall be placed in an interest bearing account at the Lender.

     Section 12.17. LABORERS, SUBCONTRACTORS AND MATERIALMEN. The Borrower will furnish to the Lender, upon request at anytime, and from time to time, affidavits listing all laborers, subcontractors, materialmen, and any other Persons who might or could claim statutory or common law liens and are furnishing or have furnished labor or material to the Project or any part thereof, together with affidavits, or other evidence satisfactory to the Lender, showing that such parties have been paid all amounts then due for Labor and materials furnished to the Project. The Borrower will also furnish to the Lender, at any time and from time to time upon demand by the Lender, lien waivers bearing a then current date and prepared on a form satisfactory to the Lender from such subcontractors or materialman as the Lender may designate.

     Section 12.18. FURTHER ASSURANCE OF TITLE. The Borrower will further assure title as follows: If at any time the Lender or the Lender's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Deed as a first lien or security interest on the Project, then the Borrower shall, within ten (10) days after written notice from the Lender, do all things and matters reasonably necessary, to assure to the satisfaction of the Lender and the Lender's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Deed as a

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first lien or security interest on the Project, and the Lender, at its option, may decline to make further Advances hereunder until the Lender has received such assurance, but nothing in this Section 12.18 shall limit the Lender's right to require endorsements extending the effective date of the Title Policy as herein set forth.

     Section 12.19. PUBLICITY. The Borrower will permit the Lender to obtain publicity in connection with the construction of the Improvements through press releases and participation in such events as ground breaking and opening ceremonies. The Borrower will given the Lender ample advance notice of such events and will cooperate with and provide to the Lender as much assistance as possible in connection with obtaining such publicity.

     Section 12.20. SIGN REGARDING CONSTRUCTION FINANCING. If requested by the Lender, the Borrower will, at Lender's cost and expense, erect and maintain on a suitable location on the Land a sign indicating that the construction financing for the Project is being provided by the Lender, such location and sign to be subject to the approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

     Section 12.21.  FURTHER ASSURANCES.

               (a) REGARDING CONSTRUCTION. The Borrower will furnish or cause to be furnished to the Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, title and other insurance, reports and agreements and each and every other document and instrument required to be furnished by the terms of this Agreement or the other Loan Documents, all at the Borrower's reasonable expense.

               (b) REGARDING PRESERVATION OF COLLATERAL. The Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts reasonably necessary to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may reasonably require.

               (c) REGARDING THIS AGREEMENT. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Lender shall reasonably

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request to carry out to its reasonable satisfaction the transactions con-
templated by this Agreement and the other Loan Documents.

     Section 12.22. INTEREST RATE PROTECTION. The Borrowers shall maintain in effect interest rate protection arrangements, in form and substance satisfactory to the Bank, providing for the rate of interest applicable to the Development Loan to be capped at a rate satisfactory to the Bank with respect to the sum of $2,100,000.00 of the Development Loan outstanding for a period through the Maturity Date. The Borrowers shall maintain such arrangements in full force and effect during the period specified above, and shall not, without the written consent of the Bank, modify, terminate, or transfer such arrangements during such period. Any such interest rate protection arrangements shall be collaterally assigned to the Bank as security for the Obligations.

     Section 13. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

     Section 13.1. RESTRICTION ON LEASES. The Borrower will not become a party to, or agree to become a party to, any Lease without the prior approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed. The Borrower will not amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any obligations of any tenant under any Lease, without the prior approval of the Lender. The Borrower will not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease.

     Section 13.2. RESTRICTION ON CHANGE ORDERS. The Borrower will not cause, permit or suffer to exist any deviations from the Plans and Specifications and will not approve or consent to any change order or construction change directive without the prior approval of the Lender.

     Section 13.3. RESTRICTIONS ON EASEMENTS, COVENANTS AND RESTRICTIONS. Except as provided in the Master Plan Documents, the Borrower will not create or suffer to be created or to exist any

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easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Project or the use and occupancy of the Project or any part thereof without (i) submitting to the Lender the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

     Section 13.4.  NO AMENDMENTS, TERMINATIONS OR WAIVERS.

               (a) The Borrower will not amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of the Manager's Contract without in each case the prior approval of the Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

               (b) The Borrower will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under the Manager's Contract.

               (c) The Borrower will not, directly or indirectly, waive or agree or consent to the waiver of, the performance of any obligations or any other party under the Manager's Contract.

     Section 13.5. RESTRICTIONS ON INDEBTEDNESS. Except as permitted by the Loan Documents, the Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Lender arising under any of the Loan Documents;

               (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

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
          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 11.9;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) unsecured Indebtedness of the Borrower owing to any partner of the Borrower that is expressly subordinated and made junior to the payment and performance in full of the Obligations and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Lender;

          (g)  any refinancing of any of the foregoing.

     Section 13.6. RESTRICTIONS ON LIENS, ETC. Except as permitted by the Loan Documents, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any prior-

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
ity whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

               (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 13.5(d);

               (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Project in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (v) encumbrances on properties other than the Project consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances on properties other than the Project none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the financial condition of the Borrower;

               (vi)   liens in favor of the Lender under the Loan Documents;

               (vii) other liens on the Project consisting of easements, rights of way, covenants and restrictions if and to the extent the same have been approved by the Lender; and

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
               (viii) liens in connection with any refinancing any of the above provided such liens shall not spread to cover any additional Indebtedness or property.

     Section 13.7. RESTRICTIONS ON INVESTMENTS. Except as permitted by the Loan Documents, the Borrower will not make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

          (d)   Investments existing on the date hereof and listed on SCHEDULE
     13.7 hereto; and

          (e)   reinvestment of any of the foregoing in permitted Investments.

     Section 13.8.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

               (a) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

               (b) The Borrower will not become a party to or agree to or effect any disposition of the Project or any part thereof.

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
               (c) The Borrower will not become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Project in the ordinary course of business, consistent with the past practices.

     Section 13.9. SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     Section 13.10. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as described in the environmental site assessment report furnished to the Lender by the Borrower in connection with the Loan, the Borrower will not do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental laws, (c) generate any Hazardous Materials on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

     Section 13.11. DISTRIBUTIONS. The Borrower will not make any Distributions with the exception of Disbursements:

               (i) from the initial Advance as reimbursement of any advance made by the Guarantor to the Borrower in excess of the Required Equity Funds; or

               (ii) up to the net proceeds from the sale of lots 13 and 20 of Little Harbor (as defined in the Master Plan Documents); or

               (iii) of any excess proceeds from the sale of assets not part of the Condominium or the Homeowner Association provided: (i) no Default is then occurring and no Event of Default has occurred and is then continuing; and (ii) the Development Loan has been paid in full.

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
     Section 13.12. LOAN TO VALUE. The Borrower will not permit the outstanding balances due under the Loan to exceed sixty five (65%) percent of the Value of the Project at any time, which ratio shall be tested as of the closing of the Loan and every six months thereafter.

     Section 14. CONDITIONS TO INITIAL ADVANCE. The obligation of the Lender to make the initial Advance shall be subject to the satisfaction of the following conditions precedent:

     Section 14.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each such document.

     Section 14.2. CONSTRUCTION DOCUMENTS. The Management Contract shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Lender. The Lender shall have received a certified or a fully executed copy of each such document. The Borrower's Manager shall have duly executed and deliv-ered to the Lender a consent to the assignment of the Management Contract in form and substance satisfactory to the Lender, and the Lender shall have received a fully executed copy thereof.

     Section 14.3. SUBCONTRACTS. The Borrower shall have delivered to the Lender, and the Lender shall have approved, a list of all subcontractors and materialmen who have been or, to the extent identified by the Borrower, will be supplying labor or materials for the Project, a copy of the standard form of subcontract to be used by the Borrower, and correct and complete photocopies of all executed subcontracts and contracts.

     Section 14.4. OTHER CONTRACTS. The Borrower shall have delivered to the Lender correct and complete photocopies of all other executed contracts with contractors, engineers or consultants for the Project, and of all development, management, brokerage, sales or leasing agreements for the Project.

     Section 14.5. CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. The Lender shall have received from the Borrower, each of its general partners and the Guarantor, a copy, certified as of a recent date

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
by the appropriate officer of the State in which the Borrower, its general partners and/or the Guarantor is organized to be true and complete, of their respective partnership agreement and corporate charters and any other of its organization documents as in effect on such date of certification.

     Section 14.6. RESOLUTIONS. All action necessary for the valid execution, delivery and performance by the Borrower, each of its general partners and the Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower, each of its general partners and the Guarantor true copies of the resolutions adopted by its partners, or shareholders and board of directors authorizing the transactions described herein, each certified by its clerk and/or secretary as of a recent date to be true and complete.

     Section 14.7. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Lender shall have received from the Borrower, each of its general partners and the Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, such general partner or the Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, such general partner and the Guarantor, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Draw Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     Section 14.8. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

     Section 14.9. DELIVERIES. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

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

     (a) PLANS AND SPECIFICATIONS. Two complete sets of the Plans and Specifications and approval thereof by any necessary Governmental Authority.

     (b) TITLE POLICY. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

     (c) OTHER INSURANCE. Duplicate originals or certified copies of all policies of insurance required by the Security Deed to be obtained and maintained by the Borrower during the construction of the Improvements, and certificates of insurance evidencing the insurance required by Section 12.9(b) and (c) to be obtained and maintained by the Borrower's Manager.

     (d) EVIDENCE OF SUFFICIENCY OF FUNDS. Evidence that the proceeds of the Loan, together with Required Equity Funds delivered to the Lender on the Closing Date, will be sufficient to cover all Project Costs reasonably anticipated to be incurred to complete the Improvements prior to the Completion Date, to carry the Project through the Maturity Date, and to satisfy the obligations of the Borrower to the Lender under this Agreement.

     (e) EVIDENCE OF ACCESS, AVAILABILITY OF UTILITIES, PROJECT APPROVALS. Evidence as to:

          (i) the methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of the Project and the status of completion of any required improvements to such access;

          (ii) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

          (iii) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Project; and

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
          (iv) the obtaining of all Project Approvals which are required, necessary or desirable for the construction of the Improvements and the access thereto, together with copies of all such Project Approvals.

     (f) ENVIRONMENTAL REPORT. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Land and any existing improvements thereon in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

     (g) SURVEY AND TAXES. A Survey of the Land (and any existing improvements thereon) and Surveyor's Certificate, and evidence of payment of all real estate taxes and municipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.


     (h) REQUIRED EQUITY FUNDS. The Borrower and/or the Guarantor shall provide the Lender with satisfactory evidence that they have contributed a minimum cash equity contribution of $2,200,000 since January 1, 1994. The Lender will allow the Borrower to fulfill a portion of its equity contribution through its bonding agreement by and between Great Island Trust Partnership, the Town of Newcastle and the Lender. Of the $1,000,000 placed in an escrow account for the benefit of the Town of New Castle, the Lender will allow those proceeds actually disbursed, as approved by the Town's Engineer, to be used as a portion of the required equity contribution. In addition, the Lender will consider the remaining funds in the aforesaid escrow account which will be disbursed within three months of the closing of the Loan as an equity contribution provided such amount has been previously budgeted and approved by the Lender prior to the issuance of its Letters of Commitment in Principle dated November 9, 1994.

     (i)  DRAW REQUEST.  A Draw Request complying with the provisions of Section
3.1 hereof.

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
          (j) FORM PURCHASE AND SALE AGREEMENT. The standard form of Purchase and Sale Agreement to be used by the Borrower in connection with the Improvements together with complete copies of all purchase and sale agreements for Lots, Units or Residences under a Sale Agreement (which Sale Agreement shall be subject to approval of the Lender which approval shall not be unreasonably withheld, conditioned or delayed).

          (k) MASTER PLAN DOCUMENTS. A complete current set of all Master Plan Documents together with financial information for the Community.

     Section 14.10. CONSTRUCTION INSPECTOR REPORT. The Lender shall have received a report or written confirmation from the Construction Inspector that
(a) the Construction Inspector has reviewed the Plans and Specifications, (b) the Plans and Specifications have been received and approved by each Governmental Authority to which the Plans and Specifications are required under applicable Requirements to be submitted, (c) the Manager's Contract satisfactorily provides for the construction of the Improvements, and (d) in the opinion of the Construction Inspector, construction of the Improvements can be completed on or before the Completion Date for an amount not greater than the amount allocated for such purpose in the Project Budget.

     Section 14.11. LEGAL OPINIONS. The Lender shall have received favorable opinions in form and substance reasonably satisfactory to the Lender and the Lender's counsel, addressed to the Lender and dated as of the Closing Date, from Brobeck, Phleger & Harrison, as to such other matters as the Lender shall reasonably request.

     Section 14.12. LIEN SEARCH. The Lender shall have received a certification from Title Insurance Company or counsel reasonably satisfactory to the Lender (which shall be updated from time to time at the Borrower's expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

     Section 14.13. NOTICES. All notices required by any Governmental Authority under applicable Requirements to be filed prior to

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commencement of construction of the Improvements shall have been filed.

     Section 14.14. APPRAISAL. The Lender shall have received an Appraisal, in form and substance satisfactory to the Lender, stating that the Project, assuming completion in accordance with the Plans and Specifications, has a fair market value sufficient to satisfy the Loan to Value Requirement.


     Section 14.15. COMMITMENT FEE. The Borrower shall have paid to the Lender the commitment fee pursuant to Section 8.1.

     Section 14.16. PERFORMANCE; NO DEFAULT. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of the initial Advance, and on the Drawdown Date of the initial Advance, there shall exist no Default or Event of Default.

     Section 14.17. REPRESENTATIONS AND WARRANTIES. The representations of warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Drawdown Date of the initial Advance.

     Section 14.18. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender's counsel in form and substance, and the Lender shall have received all information and such counterpart originals or certified copies of such documents and such other cer-tificates, opinions or documents as the Lender and the Lender's counsel may reasonably require.

     Section 14.19. INTEREST RATE PROTECTION. The Bank shall have received evidence satisfactory to the Bank that the Borrowers have obtained and are maintaining interest rate protection arrangements in accordance with the requirements set forth in Section 12.22 hereof, which arrangements shall be collaterally assigned to the Bank.

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     Section 15.  CONDITIONS OF SUBSEQUENT ADVANCES.  The obligation of the
Lender to make any Advance after the initial Advance shall be subject to the satisfaction of the following conditions precedent:

     Section 15.1. PRIOR CONDITIONS SATISFIED. All conditions precedent to the initial Advance and any prior Advance shall continue to be satisfied as of the Drawdown Date of such subsequent Advance.

     Section 15.2. PERFORMANCE; NO DEFAULT. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Drawdown Date of such Advance, and on the Drawdown Date of such Advance there shall exist no Default or Event of Default.

     Section 15.3. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith after the date thereof shall have been true and correct in all material respects on the date on when made and shall also be true and correct in all material respects on the Drawdown Date of such Advance (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse).

     Section 15.4. NO DAMAGE. The Improvements shall not have been injured or damaged by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the judgment of the Lender to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the Completion Date.

     Section 15.5.  RECEIPT OF THE LENDER.  The Lender shall have received:

          (a) DRAW REQUEST. A Draw Request complying with the requirements hereof, including those set forth in Section 3.1 and/or Section 5.1 hereof;

          (b) ENDORSEMENT TO TITLE POLICY. A "date down" endorsement to the Title Policy indicating no change in the

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
     state of title and containing no survey exceptions not approved by the Lender, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause of endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement;

          (c) CURRENT SURVEY. An updated Survey if required by the Title Insurance Company or the Lender;

          (d) APPROVAL BY CONSTRUCTION INSPECTOR. Approval of the Draw Request for such Advance by the Construction Inspector, accompanied by a certificate or report from the Construction Inspector to the effect that in its opinion, based on on-site observations and submissions by the Con-tractor, the construction of the Improvements to the date thereof was performed in a good and workmanlike manner and in accordance with the Plans and Specifications, stating the estimated total cost of construction of the Improvements, stating the percentage of in-place construction of the Improvements, and stating that the remaining non-disbursed portion of the Loan and Required Equity Funds allocated for such purpose in the Project Budget and any Project Budget reallocation approved by the Lender or allocation of Contingency Reserve approved by the Lender is adequate to complete the construction of the Improvements.

     Section 15.6. RELEASE OF RETAINAGE. In addition to the conditions hereinbefore set forth in this Section 15, the Lender's obligation to make any Advance of Retainage shall be subject to receipt by the Lender of the following:

          (a) PROJECT APPROVALS. Evidence satisfactory to the Lender that the Borrower has obtained all Project Approvals, including, without limitation, certificates of occupancy, from, given all notices to, and taken all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements for the permanent use and occupancy of the Improvements for their intended uses, together with copies of all such Project Approvals.

          (b) APPROVAL BY CONSTRUCTION INSPECTOR. Notification from the Construction Inspector to the effect

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
     that the Improvements have been completed in a good and workmanlike manner in accordance with the Plans and Specifications.

          (c) FINAL SURVEY. A final Survey acceptable to the Lender showing the as-built location of the completed Improvements.

          (d) PAYMENT OF COSTS. Evidence reasonably satisfactory to the Lender that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has a right to claim any statutory or common law lien arising out of the construction of the Improvements or the supplying of labor, material, and/or services in con-nection therewith.

          (e) FINAL LIEN WAIVERS. Final lien waivers (on AIA Documents G706 or other form satisfactory to the Lender) from such laborers, subcontractors and materialmen as may be required by the Lender, duly executed and notarized.

          (f) INSURANCE. Duplicate original or certified copies of all policies of insurance required by the Security Deed to be obtained and maintained by the Borrower following completion of construction of the Improvements.

     Section 16.  EVENTS OF DEFAULT AND REMEDIES.

     Section 16.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

          (a) any failure by the Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Notes within five (5) days of when due; or

          (b) any failure by the Borrower to deposit with the Lender any funds required by Section 12.16 hereof to be deposited with the Lender, at the time and otherwise in accordance with Section 12.16; or

          (c) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to

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
     the Lender under this Agreement and the continuance of such failure for a period of ten (10) days after notice thereof from the Lender; or

          (d) title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

          (e) any refusal by the Title Insurance Company to insure any Advance as being secured by the Security Deed as a valid first lien and security interest on the Project and continuance of such refusal for a period of twenty (20) days after notice thereof by the Lender to the Borrower; or

          (f) the Improvements are not completed by the Completion Date or, in the reasonable judgment of the Lender, construction of the Improvements will not be completed by the Completion Date; or

          (g) the entire Project or any substantial or integral part thereof is injured by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds and/or sufficient equity funds of the Borrower or Guarantor sufficient in the reasonable judgment of the Lender to effect the satisfactory restoration of the Project and to permit the completion of the Improvements on or prior to the Completion Date; or

          (h) the Project or any material or integral part thereof is subject to a Taking; or

          (i) any cessation at any time in construction of the Improvements for more than ten (10) consecutive days except for strikes, acts of God, fire or other casualty, or other causes entirely beyond the Borrower's control, or any cessation at any time in construction of the Improvements for more than thirty (30) consecutive days, regardless of the cause thereof; or

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

          (j) any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in Sections 12.9, 12.17, or 13 hereof; or

          (k) the Guarantor denies that the Guarantor has any liability or obligations under the Guaranty or the Indemnity Agreement, or shall notify the Lender of the Guarantor's intention to attempt to cancel or terminate the Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition and agreement under the Guaranty or the Indemnity Agreement; or

          (l) any representation or warranty made or deemed to be made by or on behalf of the Borrower or the Guarantor in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, Draw Request, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date of when made or deemed to be made or repeated; or

          (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any of its general partners, or the Guarantor, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower, any of its general partners, or the Guarantor, other than as permitted under the terms of this Agreement, the Guaranty, or any of the other Loan Documents; or

          (n) any suit or proceeding shall be filed against the Borrower, the Guarantor or the Project which, if adversely determined, would have a materially adverse affect on the ability of the Borrower or the Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

          (o) any failure by the Borrower to obtain any Project Approvals, or the revocation or other invalidation of any Project Approvals previously obtained unless same relate to the construction of a Residence as to which the Lender (i) has yet to advance any funds, or (ii) any advances relating to such Residences have been repaid in



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

full; or

          (p) except as permitted by the Loan Documents, any change in the legal or beneficial ownership of the Borrower or any of its general partners; or

          (q) any failure by the Borrower or any of its general partners or the Guarantor or any of its Subsidiaries to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in excess of $500,000.00 in the aggregate, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in excess of $500,000.00 in the aggregate for such period of time and the holder or holders thereof or of any obligations issued thereunder have accelerated the maturity thereof with the exception of the Guarantor's obligations to the Metropolitan Water District with respect to the purchase of certain additional land related to the so-called Bolsa-Chica Project; or

          (r) the Borrower, any of its general partners, or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against the Borrower, any of its general partners or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) in any involuntary petition in bankruptcy under Title 11 of the United States Code or the Borrower, any of its general partners, or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, provided, however, it shall not be an Event of Default hereunder if any complaint, application or petition is filed against the Borrower, any of its general partner, or the Guarantor or any of its Subsidiaries which is being diligently contested until the earlier of: (i) sixty (60)



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

     days without the dismissal of such action; or (ii) the entry of an order for relief or similar order, or the Borrower, any of its general partners or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Borrower, such general partner, or the Guarantor or such Guarantor's Subsidiary (with the exception of Exempt Subsidiaries), respectively, or of all or any substantial part of its respective property, or the Borrower, any of its general partners or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) shall make an assignment for the benefit of creditors, or the Borrower, any of its general partners or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

          (s) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower, any of its general partners or the Guarantor or any of its Subsidiaries (with the exception of Exempt Subsidiaries) seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

          (t) except for the Abex Tax Litigation and any litigation disclosed on Schedule 11.6 annexed hereto, any uninsured final judgment shall be rendered against the Borrower or any of its general partners or any final judgment in excess of $500,000.00 shall be rendered against the Guarantor and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive; or

          (u) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity



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
     or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the Guarantor which is a party thereto or any of their respective stockholders, partners or benefi-ciaries, or any court or any other governmental or regula-tory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or


          (v) the Borrower or any of its general partners or the Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

          (w) any failure by the Borrower or Guarantor to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Lender; or

          (x) any "Event of Default", as defined in any of the other Loan Documents, shall occur after expiration of any notice or grace period.

     Section 16.2 TERMINATION OF COMMITMENT AND ACCELERATION. If any one or more of the Events of Default shall occur, the Lender may by notice to the Borrower declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lender shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, except as specifically required by the Loan Documents, without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that if any one or more of the Events of Default specified in Section 16.1(r) or Section 16.1(s) shall occur with respect to the Borrower or any of its general partners the Lender's obligations to make Advances hereunder automatically shall so terminate and all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents,



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

automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Lender.

     Section 16.3 COMPLETION OF PROJECT. If any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have terminated its obligations to make Advances and accelerated the maturity of the Loan pursuant to Section 16.2, the Lender, if the construction of the Improvements has not been fully completed, may cause the Project to be completed and may enter upon the Land and construct, equip and complete the Project in accordance with the Plans and Specifications, with such changes therein as the Lender may, from time to time, and in its reasonable discretion, deem appropriate. In connection with any construction of the Project undertaken by the Lender pursuant to the provisions of this Section 16.3, the Lender may:


          (a) use any funds of the Borrower, including any balance which may be held by the Lender as security or in escrow, and any funds remaining unadvanced under the Loan;

          (b)employ existing contractors, subcontractors, agents, architects, engineers, and the like, or terminate the same and employ others;

          (c)  employ security watchmen to protect the Project;

          (d) make such additions, changes and corrections in the Plans and Specifications as shall, in the reasonable judgment of the Lender, be necessary or desirable;

          (e) take over and use any and all Personal Property contracted for or purchased by the Borrower, if appropriate, or dispose of the same as the Lender sees fit;

          (f) execute all applications and certificates on behalf of the Borrower which may be required by any Govern-mental Authority or Requirements or contract documents or agreements;

          (g) pay, settle or compromise all existing or future bills and claims which are or may be liens against the Project, or may be necessary for the completion of the Improvements or the clearance of title to the Project;



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

          (h) complete the marketing and leasing of leasable space in the Improvements, enter into new Leases, and modify or amend existing Leases, all as the Lender shall reasonably deem to be necessary;

          (i) prosecute and defend all actions and proceedings in connection with the construction of the Improvements or in any other way affecting the Land or the Improvements; and

          (j) take such action hereunder, or refrain from acting hereunder, as the Lender may, in its sole and reasonable discretion, from time to time determine, and without any limitation whatsoever, to carry out the intent of this
     Section 16.3.

The Borrower shall be liable to the Lender for all reasonable costs paid or incurred for the construction, equipping and completion of the Project, whether the same shall be paid or incurred pursuant to the provisions of this Section 16.3 or otherwise, and all payments made or liabilities incurred by the Lender hereunder of any kind whatsoever shall be deemed Advances made to the Borrower under this Agreement and shall be secured by the Security Deed and the other Security Documents. To the extent that any reasonable costs so paid or incurred by the Lender, together with all other Advances made by the Lender hereunder, exceed the Loan Amount, the amount of such excess costs shall be added to the Loan Amount, and the Borrower's obligation to repay the same, together with interest thereon at the Default Rate, shall be deemed to be evidenced by this Agreement and secured by the Security Deed and the other Security Documents. In the event the Lender takes possession of the Project and assumes control of such construction as aforesaid, it shall not be obligated to continue such construction longer than it shall see fit and may thereafter, at any time, change any course of action undertaken by it or abandon such construction and decline to make further payments for the account of the Borrower whether or not the Project shall have been completed. For the purpose of this Section 16.3, the construction, equipping and completion of the Project shall be deemed to include any action necessary to cure any Event of Default by the Borrower under any of the terms and provisions of any of the Loan Docu-ments.





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

     Section 16.4 OTHER REMEDIES. If any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to Section 16.2, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 16.5 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Col-lateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against



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

     any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

          (b) Second, to all other Obligations in such order or preference as the Lender may reasonably determine; PROVIDED, HOWEVER, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (b) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (c) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section 16.6 POWER OF ATTORNEY. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 16, after the occurrence and during the continuance of an Event of Default, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 16, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

     Section 16.7 WAIVERS. Except as expressly provided otherwise in the Loan Documents the Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or here-



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

after have with respect to its liability under this Agreement or under any of the other Loan Documents.

     Section 17. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

     Section 18. EXPENSES. The Borrower agrees to pay a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income or gross revenue), including any recording, mortgage or intangibles taxes in connection with the Security Deed, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all fees paid to the Construction Inspector, Appraisal fees, and surveyor fees) (e) all reasonable out-of-pocket ex-penses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the en-forcement of or preservation of rights under any of the Loan



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

Documents against the Borrower or the Guarantor or the adminis-tration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lend-er's relationship with the Borrower or the Guarantor, and (f) all reasonable fees, expenses and disbursements of the Lender in-curred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 18 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes.


     Section 19. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitations,
(a) any brokerage, leasing, finders or similar fees relating to the Loan Documents or the Project, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or otherwise unless caused by the Lender's gross negligence or willful misconduct, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, (f) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (g) with respect to the Borrower and its general partners and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding provided, however, there shall be no obligation to indemnify Lender with respect to Lender's gross negligence, willful misconduct or material breach of the Loan Documents. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 19 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this
Section 19 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     Section 20. LIABILITY OF THE LENDER. No action shall be commenced by the Borrower for any claim against the Lender under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to the Lender within fifteen (15) days after the Borrower has acquired knowledge of the occurrence of the event which the Borrower alleges gave rise to such claim, and failure to give such notice shall constitute a waiver of any such claim. The liability of the Lender to the Borrower for any breach of the terms of this Agreement by the Lender shall not exceed a sum equal to the amount which the Lender shall be determined to have failed to advance in consequence of a breach by the Lender of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Notes for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by the Lender to the date when the Advance is, in fact, made by the Lender, and, upon the making of any such payment by the Lender to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement. In no event shall the Lender be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefor being expressly waived by the Borrower.

     Section 21. RIGHTS OF THIRD PARTIES. All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such



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conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

     Section 22. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its general partners or the Guarantor pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or any of its general partners or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such general partner or the Guarantor hereunder.

     Section 23.    PARTICIPATION; ETC.

     Section 23.1. PARTICIPATIONS. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that (a) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

     Section 23.2 PLEDGE BY THE LENDER. The Lender may at any time pledge all or any portion of its interest and rights under this



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Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

     Section 23.3. NO ASSIGNMENT BY THE BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

     Section 24. RELATIONSHIP. The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section 25. NOTICES. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 24 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

          If to the Lender;

               The First National Bank of Boston
               100 Federal Street
               Boston, Massachusetts 02110
               Attn: Real Estate Division

          with a copy to:

               Riemer & Braunstein
               Three Center Plaza
               Boston, Massachusetts 02108
               Attention: James H. Lerner, Esquire








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

          If to the Borrower:

               Great Island Trust Partnership
               P.O. Box 246
               New Castle, New Hampshire 03854
               Attn: Daniel V. Main

          with a copy to:

               The Koll Real Estate Group, Inc.
               4343 Van Karmen Avenue
               Newport Beach, California 92660
               Attn: Mr. Raymond Pacini

               and

               Brobeck, Phleger & Harrison
               550 South Hope Street
               Los Angeles, California 90071
               Attention: Gerard J. Walsh, Esquire

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section 26. GOVERNING LAW. This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance



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

with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

     Section 27. CONSENT TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND
(III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN Section 22 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

     Section 28. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 29. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.




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     Section 30.    ENTIRE AGREEMENT, ETC.  The Loan Documents
and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 31.

     Section 31. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or obser-vance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver there-of. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 32. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan
Documents.

     Section 33. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.






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     IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as a sealed instrument as of the date first set forth above.

                              GREAT ISLAND TRUST PARTNERSHIP

                              By Its General Partners

                                   Wentworth Holdings Inc.


                                   By:___________________________

                                   Title: Vice President
                                         ------------------------


                                   NC Holding Company


                                   By:___________________________

                                   Title: Vice President
                                         ------------------------



                              THE FIRST NATIONAL BANK OF BOSTON


                              By:________________________________
                                 Name:
                                 Title:


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